UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )
Filed by the Registrant   ☒
Filed by a Party other than the Registrant   ☐
Check the appropriate box:
☐
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material under §240.14a-12

PRIMORIS SERVICES CORPORATION

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒
No fee required.

☐
Fee paid previously with preliminary materials.

☐
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

A Message from Our Chairman

“Your trust and confidence in our strategy have enabled us to make tremendous strides that align our business with three major priorities for our society: the transition to sustainable, lower-carbon energy; grid modernization; and accelerating broadband access.”

DEAR STOCKHOLDERS:
On behalf of the Board of Directors, I am pleased to invite you to attend the 2022 Annual Meeting of Stockholders of Primoris Services Corporation, a Delaware corporation (Nasdaq:PRIM), to be held on Wednesday, May 4, 2022, at 9:00 a.m. Central Time, on the 8th floor of our office building at 2300 N. Field Street, Dallas, Texas 75201.
We will also provide virtual access to the meeting. To participate virtually, register at https://www.viewproxy.com/Primoris/2022/ by 11:59 p.m. Central Time on April 29, 2022. You will need to enter your information, including the control number from your proxy card, to receive a password to attend the meeting.
As always, we encourage you to vote your shares prior to the Annual Meeting by completing and returning the enclosed proxy card.
As we vote on the election of new board members, I want to thank our retiring board member, Robert Tinstman. Since joining our board in 2009, Mr. Tinstman has provided valuable guidance to help shape the path of Primoris.
During the Annual Meeting, we will discuss each item of business described in the accompanying Notice of the 2022 Annual Meeting of Stockholders and Proxy Statement. We encourage you to read these materials and the Annual Report to Stockholders on SEC Form 10-K carefully. A copy of the Annual Report is included in this mailing. These materials are also available on our website at www.primoriscorp.com.
Your vote is important to ensure the presence of a quorum, whether or not you plan to attend the meeting. Please ensure that your shares are represented and voted by signing, dating and promptly mailing your enclosed proxy card. If you attend the Annual Meeting of Stockholders in person or virtually, you will have the right to vote during the meeting if you so desire. If you hold your shares through an account with a broker, nominee, fiduciary or other custodian, please follow the instructions you receive from them to vote your shares.
Thank you for your ongoing support of and continued interest in Primoris Services Corporation.
By Order of the Board of Directors,
David L. King
Chairman of the Board

Notice of the 2022
Annual Meeting of Stockholders
March 25, 2022
TO OUR STOCKHOLDERS:
The 2022 Annual Meeting of Stockholders of Primoris Services Corporation, a Delaware corporation, will be held on Wednesday, May 4, 2022, at 9:00 a.m., Central Time, on the 8th floor of our office building at 2300 N. Field Street, Dallas, Texas 75201. To accommodate ongoing public health issues surrounding the COVID-19 virus, we are also providing virtual access to the meeting.
Only stockholders that owned shares of our Common Stock at the close of business on March 14, 2022 are entitled to vote at the Annual Meeting. A list of our stockholders will be made available at our principal executive offices at 2300 N. Field Street, Suite 1900, Dallas, Texas 75201 during ordinary business hours for ten days prior to the Annual Meeting and will also be available at the Annual Meeting.
At the Annual Meeting, we will consider the following proposals, which are described in detail in the accompanying Proxy Statement:
1.
to elect nine directors to hold office for a one-year term expiring at the Annual Meeting of Stockholders to be held in 2023 or until a successor is elected and qualified;

2.
to ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022;

3.
to approve the Employee Stock Purchase plan; and

4.
to transact such other business as may properly come before the Annual Meeting and all adjournments or postponements thereof.

Attending the Annual Meeting Virtually
We have created and implemented the virtual format in order to facilitate stockholder attendance and participation by enabling stockholders to participate fully, and equally, from any location around the world, at no cost. However, you will bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies. A virtual Annual Meeting makes it possible for more stockholders (regardless of size, resources or physical location) to have direct access to information more quickly, while saving the Company and our stockholders time and money, especially as physical attendance at meetings has dwindled. We also believe that the online tools we have selected will increase stockholder communication. For example, the virtual format allows stockholders to communicate with us during the Annual Meeting so they can ask questions of our Board of Directors or management. During the live Q&A session of the Annual Meeting, we may answer questions as they come in to the extent relevant to the business of the Annual Meeting, as time permits.
Both stockholders of record and stockholders who hold their shares in “street name” will need to register to be able to attend the Annual Meeting via live audio webcast, submit their questions, and vote their shares electronically at the Annual Meeting by following the instructions below. Questions by stockholders can be submitted via the meeting website either in advance of or during the Annual Meeting.
WHEN IS THE MEETING?
Wednesday, May 4, 2022, at 9:00 a.m., Central Time HOW DO I ACCESS THE VIRTUAL MEETING?
Log in at https://www.viewproxy.com/Primoris/2022/vm and use the password you received via the registration confirmation email and the control number found on your proxy card
WHO CAN VOTE?
Only stockholders that owned shares of our Common Stock at the close of business on March 14, 2022 are entitled to vote

If you are a stockholder of record, you must:

•
Register at https://www.viewproxy.com/Primoris/2022/ by 11:59 p.m. Central Time on April 29, 2022. You will need to enter your name, phone number, control number (which is included on your proxy card), and email address as part of the registration process, following which you will receive an email confirming your registration and providing your password to attend the Annual Meeting.

•
On the day of the Annual Meeting, if you have properly registered, you may enter the Annual Meeting by logging in at https://www.viewproxy.com/Primoris/2022/vm and using the password you received via the registration confirmation email and the control number found on your proxy card.

•
If you wish to vote your shares electronically at the Annual Meeting, you will need to visit the link provided during the Annual Meeting while the polls are open, and you will need your control number found on your proxy card.

If your shares are held in “street name”, you must:
• Obtain a legal proxy from your broker, bank, or other nominee.

•
Register at https://www.viewproxy.com/Primoris/2022/ by 11:59 p.m. Central Time on April 29, 2022. You will need to enter your name, phone number, and email address and provide a copy of the legal proxy (which may be uploaded to the registration website or emailed to VirtualMeeting@viewproxy.com) as part of the registration process, following which you will receive an email confirming your registration and providing your password and virtual control number to attend the Annual Meeting. Please note that if you do not provide a copy of the legal proxy, you may still attend the Annual Meeting, but you will be unable to vote your shares electronically during the Annual Meeting.

•
On the day of the Annual Meeting, if you have properly registered, you may enter the Annual Meeting by logging in at https://www.viewproxy.com/Primoris/2022/vm and using the password you received via the registration confirmation email and the virtual control number assigned to you in the registration confirmation email.

•
If you wish to vote your shares electronically at the Annual Meeting, you will need to visit the link provided during the Annual Meeting while the polls are open, and you will need your virtual control number assigned to you in the registration confirmation email.

Technical Difficulties
We will have technicians ready to assist you with any technical difficulties you may have with accessing the Annual Meeting live audio webcast. Please be sure to check in by 8:30 a.m. Central Time on May 4, 2022, the day of the Annual Meeting, so we may address any technical difficulties before the Annual Meeting live audio webcast begins. If you encounter any difficulties accessing the Annual Meeting live audio webcast during the check-in or meeting time, please email VirtualMeeting@viewproxy.com or call 866-612-8937.
PLEASE VOTE PROMPTLY—YOUR PROXY IS REVOCABLE AND YOU MAY VOTE IN PERSON AT THE MEETING IF YOU WISH.
References to “Primoris”, the “Company”, “we”, “us” or “our” in this Notice and the accompanying Proxy Statement refer to Primoris Services Corporation and its subsidiaries and affiliates, unless otherwise indicated.
By Order of the Board of Directors,

John M. Perisich Executive Vice President, Chief Legal Officer and Secretary
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 4, 2022: This Proxy Statement and our Annual Report are available free of charge at https://www.cstproxy.com/Primoris/2022, a site that does not have “cookies” that identifies visitors to the site.

PROXY STATEMENT SUMMARY

Voting Matters, Vote Recommendations and Rationale
Voting Matter	Board Voting Recommendation

Proposal 1: Election of Directors
The Board believes that each of the director nominees possess the right set of skills, experience and background necessary to oversee our business and protect the interests of shareholders.
FOR each nominee (see page 8)

Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm
The Board and the Audit Committee believe that the retention of Moss Adams LLP is in the best interests of the Company and its stockholders.
FOR

Proposal 3: Approval of the 2022 Employee Stock Purchase Plan
The Board believes an employee stock purchase plan encourages the Company’s employees to acquire shares of Common Stock, thereby fostering broad alignment of employees’ interests with the interests of shareholders.
FOR
How to Vote
In Person	Online	Vote by Mail	Changing your vote after returning your proxy card
Stockholders of Record
You may vote in person at the Annual Meeting. If you choose to do so, please bring the enclosed proxy card and proof of identification. Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance as described to the right so that your vote will be counted if you later decide not to attend the Annual Meeting.
Before the Meeting:
Have your proxy card available and access www.cstproxyvote.com then follow the prompts to vote your shares.
During the Meeting:
If you have properly registered, you may enter the Annual Meeting by logging in at https://www.viewproxy.com/Primoris/2022/vm using the password you received via the registration confirmation email and the control number found on your proxy card.
Please complete and properly sign and date the accompanying proxy card and return it to the Transfer Agent in the accompanying pre-addressed envelope.
You can revoke your proxy before it is exercised at the meeting by:
•
delivering written notice of revocation of the proxy to our Secretary prior to the Annual Meeting;

•
executing and delivering a later dated proxy card to our Secretary; or

•
attending and voting by ballot in person at the Annual Meeting.

Beneficial Owners
You may vote in person at the Annual Meeting by obtaining a signed “legal proxy” from the record holder (e.g., your broker, bank or nominee) prior to the Annual Meeting. Please bring your signed “legal proxy” and proof of identification to the meeting.
Before the Meeting:
Have your voting instructions form available and access www.cstproxyvote.com then follow the prompts to vote your shares.
During the Meeting:
After obtaining a legal proxy from your broker, bank or other nominee and then after properly registering, you may enter the Annual Meeting by logging in at https://www.viewproxy.com/Primoris/2022/vm using the password you received via the registration confirmation email and the virtual control number assigned to you in the registration confirmation email.
You can then vote via the link provided during the Annual Meeting while the polls are open. You will need your control number found on your proxy card.

Please follow the instructions provided by your broker, bank or nominee. You may vote by mail by completing, signing and dating the voting instruction card provided by your broker, bank or nominee and mailing the card to such entities in the accompanying pre-addressed envelopes.
You may submit new voting instructions by contacting your broker, bank or other nominee. You may also vote at the Annual Meeting.

2022 PROXY STATEMENT	PRIMORIS | 1

Proxy Statement Summary
CORPORATE PROFILE

Primoris Services Corporation is a leading specialty contractor providing critical infrastructure services to the utility, energy/renewables and pipeline services markets throughout the United States and Canada. The Company supports a diversified base of blue-chip customers with engineering, procurement, construction, and maintenance services. A focus on multi-year master service agreements and an expanded presence in higher-margin, higher-growth markets such as utility-scale solar facility installations, renewable fuels, electrical transmission and distribution systems and communications infrastructure have also increased the Company’s potential for long-term growth.

OUR HISTORY

The Company’s roots go back to 1960 with the founding of ARB, Inc., a Bakersfield, California, pipeline construction company. ARB, Inc. met the growing demand for energy infrastructure that accompanied the mid-century oil boom in the west and quickly established a reputation for great quality and reliability. ARB, Inc.’s work and reputation fueled significant growth and laid the foundation for Primoris, which is today one of the largest specialty contractors in the country.
Primoris was formed in 2003 and it became a Delaware public company in July 2008 when it merged with a special purpose acquisition company (a non-operating shell company). Since that time, the Company has grown organically and through strategic acquisitions, which has allowed it to expand its service capabilities and geographic footprint. Primoris trades on Nasdaq under the symbol PRIM.

OUR PEOPLE

Because Primoris believes that its employees are the most valuable resource in successfully completing its projects, the Company employs a dynamic mix of people to create the strongest company possible. As of December 31, 2021, Primoris employed 1,925 salaried employees and 8,885 hourly employees. (The total number of hourly personnel employed varies based on the volume of work in progress.)
One of Primoris’ core values is to provide a safe and healthy workplace for its people. Safety, industrial hygiene, and loss prevention are the direct responsibility of all members of management, and employees receive the appropriate training, equipment, and other resources necessary to complete assigned tasks in a safe and efficient manner. Primoris prides itself on above-average workplace safety. Total Recordable Incident Rate (“TRIR”) tracks the total number of workplace safety incidents, reported as the number of workplace safety incidents per 100 full-time workers during a one-year period. For the year ended December 31, 2021, the Company’s TRIR was 0.49, compared to an industry average of 2.7 per the U.S. Bureau of Labor construction industry statistics.
In response to the COVID-19 pandemic, Primoris maintained practices throughout 2021 to protect its employees and communities and to comply with client requirements and government regulations. These included providing additional personal protective equipment, requiring on-site health screenings, following proper social distancing practices, offering office employees flexible, remote working options, and other actions as appropriate.

2 | PRIMORIS	2022 PROXY STATEMENT

Proxy Statement Summary
2021 Business Highlights

Primoris prevailed over weather events and supply chain and permitting challenges, while maintaining its high standards for quality and achieving its best-ever safety performance in 2021. The Company established its footing in the communications market and expanded its presence in the renewables market and while doing all that, the Company maintained a solid performance in its traditional utility, energy, pipeline and heavy civil markets. Primoris wrapped up the year with a strong fourth quarter, reflecting the momentum that we built throughout 2021.

The Company’s revenue for 2021 was $3.5 billion for the full year, driven by its Utilities segment revenue, which was up 21%, and its Energy/Renewables Segment revenue, which was up 15%, in each case over the same period last year. The Company’s full year net income was $115.6 million, up 10% compared to 2020. Primoris ended 2021 with an earnings per share (“EPS”) of $2.17. The Company added 4.5 million shares from our secondary offering in the first quarter.

Primoris entered 2022 with a record backlog of $4.0 billion, an increase of 44 percent over the prior year. This includes a fixed backlog of $2.5 billion and a master service agreement (“MSA”) backlog of $1.5 billion.

2022 PROXY STATEMENT	PRIMORIS | 3

Proxy Statement Summary
Compensation Highlights

The goal of our compensation program is to align compensation so that the entire management team is committed to the Company’s corporate objectives of achieving both near- and long-term profitable growth without encouraging or rewarding excessive risk taking.

What We Do Have
•	Performance-based cash and equity incentives
•	Significant portion of executive compensation is at risk based on corporate performance
•	Ability to clawback compensation in the event of an accounting restatement which resulted from gross negligence or misconduct
•	Stock ownership guidelines for executive officers and directors
•	Independent compensation consultant engaged by the Compensation Committee
•	All directors on the Compensation Committee are independent
What We Don’t Have
•	No additional retirement benefits are afforded our executives that are not provided to all employees
•	No speculative transactions are allowed amongst directors and executive officers
•	No excessive perquisites
•	No strict benchmarking of compensation to a specific percentile of our peer group

Incentive Compensation Plan
The Company’s incentive compensation plan for senior leadership and executives is designed to provide annual awards payable in 75% cash and 25% equity in the form of Restricted Stock Units (“RSUs”). The total annual award earned includes the following two components:
is based on the Company achieving specified financial and operational performance targets, which are approved by the Compensation Committee at the beginning of the year	is discretionary
Performance Award Formula

ICP Target Amount
60%
Net Income Component
Achievement Percentage
75%
Net Income Component Payout
25%
New Business Generated Component
Achievement Percentage
75%
New Business Generated Component Payout
10%
Cash Management Component
Achievement Percentage
75%
Cash Management Component Payout
5%
Safety Performance Component
Achievement Percentage
75%
Safety Performance Component Payout
Total ICP Measurable Award Payout

4 | PRIMORIS	2022 PROXY STATEMENT

Proxy Statement Summary
Corporate Governance Highlights
We believe that good corporate governance practices enable us to meet financial, operational, and strategic objectives, while advancing the long-term interests of our stockholders and promoting accountability and responsiveness amongst the Board and corporate management team.
Separate CEO and Chairman of the Board roles	Succession Planning Process
All committees are chaired by an independent director	Stock Ownership Guidelines for Directors and Officers
Annual Board and Committee Evaluation	Clawback Policy
No interlocking relationships exist between members of our Board and members of any other board	Mandatory retirement age of 75
Board Risk Oversight	Corporate code of conduct
Proposed Board Overview
Independence	Tenure	Age	Gender and Ethnic Diversity

6
0-5 Years
2
6-10 Years
1
11+ Years
Avg
Tenure
4.2
years

The following table provides summary information about each director nominee.
			COMMITTEES
Director and Principal Occupation	Age	Director Since	Audit	Compensation	Nominating and Corporate Governance	Strategy and Risk
Michael E. Ching Global Head of Investment Research practice, Evaluserve	59	N/A
Stephen C. Cook (Lead Independent Director) President and principal stockholder, Fieldstone Partners	72	2008	M		M	M
David L. King (Chairman of the Board) Former Chief Executive Officer, Primoris Services Corporation	69	2015
Carla S. Mashinski Chief Financial Officer, Cameron LNG	59	2019	C	M
Terry D. McCallister Former Chief Executive Officer, Chairman WGL Holdings, Inc. and Washington Gas	66	2020			C	M
Thomas E. McCormick President and Chief Executive Officer, Primoris Services Corporation	59	2019
Jose R. Rodriguez Former Senior Audit Partner, KPMG LLP	63	2021	M		M
John P. Schauerman Former Chief Financial Officer, Primoris Services Corporation	65	2016	M			C
Patricia K. Wagner Former Group President of the United States Utilities Sempra Energy	59	2020		C		M
C = Chair
M = Member

2022 PROXY STATEMENT	PRIMORIS | 5

Proxy Statement Summary
Environmental Social Governance Highlights
Primoris Services Corporation (“Primoris” or the “Company”) believes that proactive oversight of Environmental, Social and Governance (“ESG”) matters can improve a company’s internal performance as well as have a positive impact on its relationship with all stakeholders—employees, customers, investors, suppliers and communities.
Primoris is proud of our record on environmental, social and governance issues. We formalized our focus on these areas in 2020 with the formation of an Environmental, Social & Governance Committee with the support of our Board of Directors and management team. During 2021, we made progress in each area.
ENVIRONMENT

We are committed to reducing or eliminating negative environmental impacts wherever practicable. More than that, we are actively seeking projects that contribute to a lower-carbon future. In 2021 this included $1,246 million in new solar projects with targeted completion in 2022 and 2023. In addition, we have taken on several projects that support the production of biofuels and are working with clients to explore options involving hydrogen and carbon capture technology. In terms of our own environmental impacts, we have implemented energy-efficient technology in many of our own facilities and are now working with clients to reduce and offset the carbon footprint of solar energy construction projects.
$1,246M in new solar projects announced in 2021

SOCIAL

Our primary social responsibility focus is on diversity and inclusion both within the Primoris workforce and in our supply chain. In 2020, we established a Diversity and Inclusion Committee that reports to the Chief Executive Officer. The committee promotes awareness of diversity and inclusion issues and assists in the development of initiatives that drive increased diversity for Primoris. We have standardized diversity and anti-harassment training across business units and are now tracking female and minority representation across the organization. Diversity is a required element in our procurement and subcontracting decision-making. We maintain a Supplier Diversity database that provides the information to manage our ongoing relationship development with small and diverse companies. Our proactive approach includes developing key suppliers and creating strategic alliances with various Diverse Business Enterprise (DBE) suppliers. Our approach increases diversity while creating long-term value for the supply chain and our core business.
45% of the overall workforce identified as racial minority 10% of the overall workforce identified as female

6 | PRIMORIS	2022 PROXY STATEMENT

Proxy Statement Summary
GOVERNANCE

A governance refresh undertaken in 2019 included publication of our Corporate Governance Guidelines and Code of Conduct. Additional actions taken by the Board included Board declassification, establishment of a mandatory board retirement age of 75, creation of a director stock ownership requirement, and prohibition of hedging and short-selling with Primoris stock.
Maintaining security of information and mitigating against cyber risk is vital to maintaining our proprietary information and the trust of our customers and employees. We have several layers of protections in place, all overseen by our Security Steering Committee (“SSC”) that regularly informs the Executive Leadership Team, our Audit Committee, and our Board of Directors. Senior leadership briefs the Board on information security on a quarterly basis. The Audit Committee of the Board of Directors has compliance oversight for matters of Information Technology security risks including cybersecurity risks.
Primoris’ cybersecurity efforts ensure the safety and security of its customers and employees. The SSC is comprised of cybersecurity strategy experts and maintains the policies and awareness of threats and vulnerabilities on an ongoing basis. Further, the SSC educates employees regarding cybersecurity using security awareness training, security bulletins and phishing simulations to reinforce training on a quarterly basis. Cybersecurity training is made available to all employees through an online training portal.
Primoris conducts vulnerability scans and penetration testing and works with a third-party to perform yearly baseline assessments of the cyber program that measures improvement and evaluates the Company’s incident response plan and related solutions. The National Institute of Science and Technology (NIST) Cybersecurity Framework is the basis of the Company’s cybersecurity framework, and on a regular basis, the Audit Committee of the Board of Directors reviews and discusses any key issues related to information technology cybersecurity risks and management programs.
4.2 years average tenure of Primoris board members

2022 PROXY STATEMENT	PRIMORIS | 7

PROPOSAL 1 – ELECTION OF DIRECTORS

General Information
What am I being asked to vote on?
You are being asked to vote to elect nine directors to hold office for a one-year term. The experience and qualifications of each director nominee is included in the biographies in this section.

Each director of the Company’s Board is elected annually to serve a term of one-year. Seven of our current Directors are independent Directors as determined under Nasdaq listing rules.
The Company has a mandatory retirement policy in its Corporate Governance Guidelines which requires that no person older than 75 years may be appointed to or nominated for a director position. The Company has one member, Robert A. Tinstman, who meets this criteria and is not standing for re-election at the 2022 Annual Meeting of the stockholders. Therefore, Mr. Tinstman’s term will end at the conclusion of the Annual Meeting. The Board engaged a third-party firm to search for a candidate and has nominated Michael E. Ching to fill the vacancy. Seven of these nine director nominees are independent as determined under Nasdaq listing rules.
The Board of Directors’ Nominating and Corporate Governance Committee recommended to the Board the nomination of each of the director nominees for election as directors for one-year terms expiring at the 2023 Annual Meeting, or until their successors are elected and qualified or their earlier death, resignation or removal. These recommendations were adopted unanimously by the Board. If the nominees become unavailable for any reason, or if any vacancy occurs before the election at the 2023 Annual Meeting (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as the Board may designate.
Each nominee has consented to being named in this Proxy Statement and has agreed to serve if elected. If a quorum is present and entitled to vote on the election of directors, the nominees receiving a plurality of the votes cast will be elected as directors. Abstentions and broker non-votes have no effect on the result of the vote; however, abstentions and broker non-votes will be counted as shares present for purposes of determining the presence of a quorum.
Recommendation of the Board of Directors

Our Board of Directors recommends a vote FOR the election of each of the nine director nominees as directors to hold office until our annual meeting of stockholders to be held in 2023 or until their respective successors are duly elected and qualified or upon their earlier death, resignation or removal.

8 | PRIMORIS	2022 PROXY STATEMENT

Proposal 1 – Election of Directors
Information Regarding Director Nominees
The following table sets forth information regarding each Director nominee up for election at the Annual Meeting. There are no family relationships among any Directors, nominees or named executive officers of the Company. To our knowledge, there are no material proceedings to which any Director or executive officer is a party adverse to the Company or has a material interest adverse to the Company.
Name	Position with our Company	Age	Director Since
Michael E. Ching	Independent Director	59	N/A
Stephen C. Cook	Independent Lead Director	72	2008
David L. King	Director and Chairman of the Board	69	2015
Carla S. Mashinski	Independent Director	59	2019
Terry D. McCallister	Independent Director	66	2020
Thomas E. McCormick	Director, President and Chief Executive Officer	59	2019
Jose R. Rodriguez	Independent Director	63	2021
John P. Schauerman	Independent Director	65	2016
Patricia K. Wagner	Independent Director	59	2020
The person named in the enclosed proxy card will vote to elect each of the Director nominees as directors, unless you withhold this authority to vote for the election of any or all of the nominees by marking the proxy to that effect.
Director Nominee Highlights

Independence

Independent
78%
Non-Independent

Tenure

6
0-5 Years
2
6-10 Years
1
11+ Years
Avg Tenure
4.2
years

4
50-59
4
60-69
1
70-79
Avg Age
63.4
years

Gender and Ethnic Diversity

4
Diverse
5
Non-Diverse
44%
Diverse

2022 PROXY STATEMENT	PRIMORIS | 9

Proposal 1 – Election of Directors
Director Nominees’ Skills and Experience
Our Board selected the nominees based on their diverse set of skills and experiences, which align with our business strategy and contribute to the effective oversight of Primoris.
Core Qualifications Possessed by all Director Nominees
100% Highest Integrity	100% Executive Leadership	100% Business Acumen
Directors with Additional Skills and Experience
We believe that our Board should consist of individuals reflecting the diversity represented by our employees, customers, and communities in which we operate. The below table provides information related to the composition of our board members and nominees. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f).
Board Diversity Matrix (As of March 2022)
Total Number of Directors: 9	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	7	0	0
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	1	0	0
Hispanic or Latinx	0	1	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	5	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0	0	0	0
Did Not Disclose Demographics Background	0	0	0	0

10 | PRIMORIS	2022 PROXY STATEMENT

Proposal 1 – Election of Directors
Director Nominees’ Biographies and Special Skills
AGE • 59 DIRECTOR SINCE • N/A
MICHAEL E. CHING
Professional Experience
Michael Ching has over 35 years of experience in the investment banking and technology industries. He has served as the head of Evalueserve’s Investment Research practice since January 2022. Evalueserve is a leading global firm empowering its clients with AI-driven products and solutions. Its investment research business provides leading sell-side and buy-side research organizations with advanced digital platforms and global talent. From 2002 to 2019, he served as Managing Director and Deputy Head of Equities Research at UBS, where he helped manage a department of 150 equity research analysts and associates. Prior to that, Mr. Ching served as a ranked technology analyst at Merrill Lynch. He also worked at Bell Laboratories for nearly ten years as a District Manager and systems engineer focusing on data and fiber optic networks. He holds an MBA from The Wharton School of the University of Pennsylvania, an MS in Electrical Engineering from Stanford University, and a B.S. in Electrical Engineering from Rutgers University.
Reasons for Nomination
We believe that Mr. Ching’s qualifications to serve on our Board include his in-depth knowledge of capital markets, equities research, financial modeling and data analysis and his understanding of systems engineering. The Board has determined that Mr. Ching meets the Nasdaq rules for independence and is therefore an independent Director.

AGE • 72 DIRECTOR SINCE • 2008 COMMITTEES • Audit • Nominating & Corporate Governance • Risk & Strategy
STEPHEN C. COOK
Professional Experience
Stephen Cook has served as one of our Directors since July 2008 and in May 2010 was appointed by the Board as Lead Director of the Company. Since 1990 he has served as President and principal stockholder of Fieldstone Partners, a Houston, Texas-based investment banking firm focused primarily on corporate merger and acquisition advisory services. He has over 45 years of experience in the investment banking business, including 10 years with Rotan Mosle, Inc., a Texas-based regional investment firm and underwriter where he served as co-head of the corporate finance department and as a director of the firm. Mr. Cook received a B.A. in Economics from Princeton University and an M.B.A. from Harvard Business School. Mr. Cook also serves on the board of Alzeca Biosciences, Inc., Solid Surface Care, Inc. and BTU Research LLC, all privately held companies.
Reasons for Nomination
We believe that Mr. Cook’s qualifications to serve on our Board include his business and investment banking experience and his wealth of knowledge of mergers and acquisitions. The Board has determined that Mr. Cook meets the Nasdaq rules for independence and is therefore an independent Director.

2022 PROXY STATEMENT	PRIMORIS | 11

Proposal 1 – Election of Directors
AGE • 69 DIRECTOR SINCE • 2015
DAVID L. KING
Professional Experience
David King has served as our Chairman since May 2019 and as one of our Directors since May 2015. He served as our Chief Executive Officer from August 2015 until November 2019, and also served as our President from August 2015 until April 2019. Prior to that, Mr. King was our Executive Vice President, Chief Operating Officer since March 2014. Prior to joining Primoris, Mr. King spent several years at Chicago Bridge & Iron (“CB&I”), a large NYSE listed construction company that was acquired by McDermott International, most recently as President of Lummus Engineered Products from 2013 to March 2014. From 2010 to 2013 he was President of CB&I Project Engineering & Construction based in The Hague, Netherlands responsible for worldwide operations. From 2009 to 2010 he was Group Vice President for Downstream Operations for CB&I Lummus located in The Woodlands, Texas. Mr. King also managed and helped establish the Global Services Group for CB&I in 2008. He has extensive Engineering, Procurement, Fabrication and Construction industry experience in energy-related projects, liquefied natural gas, offshore, pipelines, refining, petrochemicals, gas processing, oil sands, synthesis gas and gas-to-liquids. Recognized as NACD Directorship Certified by the National Association of Corporate Directors, Mr. King received his bachelor’s degree in Mechanical Engineering from Texas Tech University, an MBA from the University of Texas, Tyler, and an Advanced Executive Management Degree from INSEAD in Fontainebleau, France.

Reasons for Nomination
Mr. King has a wealth of knowledge and experience in the industry and our business and has an in-depth knowledge of our employees, culture, competitors and the effect on our business of various government policies. We believe that his history and experience demonstrate that Mr. King is well qualified to serve on our Board.

12 | PRIMORIS	2022 PROXY STATEMENT

Proposal 1 – Election of Directors
AGE • 59 DIRECTOR SINCE • 2019 COMMITTEES • Audit (Chair) • Compensation
CARLA S. MASHINSKI
Professional Experience

Carla Mashinski has served as one of our Directors since March 2019. Since July 2015, Ms. Mashinski has served as Chief Financial Officer of Cameron LNG, a natural gas liquefaction terminal near the Gulf of Mexico; effective February 2017, her title was expanded to Chief Financial and Administrative Officer. From 2014 to July 2015, she served as Chief Financial Officer and Vice President of Finance and Information Management for the North America Operation of SASOL, an international integrated energy company. From 2008 to 2014, Ms. Mashinski was employed by SBM Offshore, Inc., a provider of leased floating production systems for the offshore energy industry, serving as Vice President of Finance and Administration, U.S. Chief Financial Officer from 2008 to February 2014, and as Commercial and Contracts Manager from February to August 2014. She served as Vice President and Chief Accounting Officer and Controller of Gulfmark Offshore from 2004 to 2008. Prior to that, Ms. Mashinski held various finance and accounting positions for Duke Energy (1999-2004) and Shell Oil Company (1985-1998) or its affiliated companies. Ms. Mashinski is a certified public accountant, certified management accountant, and a certified project management professional with a B.S. degree in accounting from the University of Tennessee, Knoxville and an Executive M.B.A. from the University of Texas, Dallas.
Recognized as NACD Directorship Certified by the National Association of Corporate Directors, Ms. Mashinski previously served on the board of Unit Corporation (NYSE:UNT), a U.S. based energy company engaged in oil and gas exploration and production, contract drilling, and gas gathering and processing. Ms. Mashinski also served on the board of CARBO Ceramics (OTCQB:CRRT), a global technology company that provides products and services to the oil & gas and industrial markets.

Reasons for Nomination
We believe that Ms. Mashinski’s qualifications to serve on our Board include her experience as a director of various public companies, her accounting and financial expertise as a certified public accountant, certified management accountant, and project management professional, her executive level experience with corporate financial, human resources, and information management activities, and her industry experience in strategic planning, risk management, compensation, mergers and acquisitions, joint ventures, and financial leadership. The Board has determined that Ms. Mashinski meets the Nasdaq rules for independence and is therefore an independent Director.

2022 PROXY STATEMENT	PRIMORIS | 13

Proposal 1 – Election of Directors
AGE • 66 DIRECTOR SINCE • 2020 COMMITTEES • Nominating & Corporate Governance (Chair) • Strategy & Risk
TERRY D. MCCALLISTER
Professional Experience

Terry McCallister has served as one of our Directors since July 2020. Mr. McCallister has a forty-year history in nearly all aspects of the energy sector, including utilities, pipelines, clean energy, and exploration and production endeavors. He was Chairman and Chief Executive Officer of WGL Holdings, Inc. and Washington Gas from 2009 until his retirement in 2018. Prior thereto, Mr. McCallister served as President and Chief Operating Officer of WGL and Washington Gas, joining Washington Gas in 2000 as Vice President of Operations. He has also held various leadership positions with Southern Natural Gas and Atlantic Richfield Company. Mr. McCallister has a B.S. in Engineering Management from the University of Missouri-Rolla and is a graduate of the University of Virginia’s Darden School of Business Executive Program.
Mr. McCallister currently serves on the Board of AltaGas Ltd. (TO: ALA) since 2018, where he is a member of the Environment, Health, and Safety committee. His Board experience includes serving as the Chair of WGL Holdings prior to its being acquired in 2018. He has served on the National Petroleum Council, the American Gas Association, the Gas Technology Institute, and the Southern Gas Association and is a member of the Institute of Corporate Directors.

Reasons for Nomination
We believe that Mr. McCallister’s qualifications to serve on our Board include his experience as a director of various public companies and his in-depth knowledge of the energy industry. He also brings valuable senior leadership to the Board. The Board has determined that Mr. McCallister meets the Nasdaq rules for independence and is therefore an independent Director.

14 | PRIMORIS	2022 PROXY STATEMENT

Proposal 1 – Election of Directors
AGE • 59 DIRECTOR SINCE • 2019
THOMAS E. MCCORMICK
Professional Experience
Thomas McCormick has served as our President and Chief Executive Officer since November 2019 and has served as one of our Directors since August 2019. Mr. McCormick is responsible for the management, strategy, profitable growth and operations of the Company. He is focused on collaborating with leadership and the board of directors to establish, develop and implement Primoris’ mission, vision, strategy, objectives and policies. He was named President of the Company in April 2019 and became CEO in November of that same year, after joining the Company as Executive Vice President, Chief Operating Officer in April 2016. Prior to joining the Company, Mr. McCormick held a variety of executive positions with Chicago Bridge & Iron Company beginning in 2007. Such positions included President—Oil & Gas, Senior Vice President—Gas Processing & Oil Sands, Global Vice President—Downstream Operations and Vice President Operations. Prior to 2007, Mr. McCormick worked for more than 17 years at BE&K Engineering & Construction on a variety of heavy industrial projects. Mr. McCormick has a Bachelor of Science degree in Civil Engineering from Florida State University and an Advanced Executive Management Degree from INSEAD in Fontainebleau, France.
Reasons for Nomination
Mr. McCormick has extensive knowledge and experience in our industry and our business and has obtained an in-depth knowledge of our employees, culture, competitors and the effect on our business of various government policies. We believe that his history and experience demonstrate that Mr. McCormick is well qualified to serve on our Board.

2022 PROXY STATEMENT	PRIMORIS | 15

Proposal 1 – Election of Directors
AGE • 63 DIRECTOR SINCE • 2021 COMMITTEES • Audit • Nominating & Corporate Governance
JOSE R. RODRIGUEZ
Professional Experience
Jose Rodriguez has served as one of our Directors since May 2021. He is a retired senior audit partner from KPMG, where he served for over 25 years. During his career at KPMG he held various leadership positions, which included serving on its board of directors and as lead director; chief operating officer of KPMG International’s global audit practice; office managing partner; leader of its Audit Committee Institute (ACI); east region professional practice partner and most recently ombudsman. As an audit partner, Mr. Rodriguez had extensive experience with large multinational companies and mid-size private and publicly held companies, with primary emphasis on industrial manufacturing; consumer markets (retail, automotive, and distribution concerns); pharmaceuticals; agribusiness; oil and gas and mergers and acquisitions. Additionally, Mr. Rodriguez is a NACD Fellow and has been included in NACD’s D-100 list, which recognizes the most influential people in and around the boardroom.
Mr. Rodriguez currently serves on the Board of CareMax, Inc (Nasdaq:CMAX) since June 2021, where he is Chair of the Board, Chair of the Audit committee and a member of the Compliance committee. Mr. Rodriguez also currently serves on the Board of Popular, Inc (Nasdaq:BPOP) since June 2021, where he serves on the Audit committee and Risk committee
Mr. Rodriguez serves on the board of trustees of Marymount University; board of directors of Latin Corporate Directors Association (first Vice Chair), SECU Family House (Chair), the North Carolina Association of CPAs (Chair-elect), the Dean’s Advisory Council at the University of Miami Herbert School of Business (Chair) and the Business School Advisory Board at Wake Forest University. He is a certified public accountant (licensed in FL, NC and NY). Mr. Rodriguez received a B.B.A with a major in accounting from the University of Miami.

Reasons for Nomination
We believe that Mr. Rodriguez’s qualifications to serve on our Board include his in-depth knowledge and understanding of generally accepted accounting principles, his experience in auditing and SEC reporting, mergers and acquisitions, understanding of the responsibilities and functions of audit committees and experience in shaping corporate governance strategy to drive long-term corporate value creation to enhance investor confidence. Mr. Rodriquez has four decades of expertise in driving innovative growth, aligning risk with strategy, and developing dynamic talent and the right culture to unlock the power of diversity, inclusion and equity. The Board determined that Mr. Rodriguez meets the Nasdaq rules for independence and therefore would qualify as an Independent Director.

16 | PRIMORIS	2022 PROXY STATEMENT

Proposal 1 – Election of Directors
AGE • 65 DIRECTOR SINCE • 2016 COMMITTEES • Audit • Strategy & Risk (Chair)
JOHN P. SCHAUERMAN
Professional Experience
John Schauerman has served as one of our Directors since November 2016. He served as the Company’s Executive Vice President of Corporate Development from February 2009 to December 2012 and was responsible for developing and integrating Primoris’ overall strategic plan, including the evaluation and structuring of new business opportunities and acquisitions. Prior to that, Mr. Schauerman served as our Chief Financial Officer from February 2008 to February 2009. He also served as a director of the Company from July 2008 to May 3, 2013 and as a director of its predecessor entity, ARB, Inc. (“ARB”) from 1993 to July 2008. Mr. Schauerman joined ARB in 1993 as the Company’s Senior Vice President. Previously, he served as Senior Vice President of Wedbush Morgan Securities, Inc., a regional investment bank focused on financing activities for middle market companies (n/k/a Wedbush Securities, Inc.). Mr. Schauerman has served on the Board of Directors of Synalloy Corporation (Nasdaq: SYNL) since June 2020. Mr. Schauerman also served on the Boards of Directors of MYR Group (Nasdaq: MYRG) from March 2016 through November 2016; Harmony Merger Corp. (Nasdaq:HRMNU), a blank check investment company, from March 2015 through July 2017, and Wedbush Securities, Inc., a leading financial services and investment firm, from August 2014 through February 2018. Mr. Schauerman is a member of the Dean’s Executive Board of the UCLA School of Engineering. Mr. Schauerman holds an MBA in Finance from Columbia University, New York, and a B.S. in Electrical Engineering from the University of California, Los Angeles.
Reasons for Nomination
We believe that Mr. Schauerman’s qualifications to serve on our Board include his experience as a director of various public companies, his experience as chief financial officer of a construction company, his wealth of knowledge of business systems and understanding of generally accepted accounting principles, experience in analyzing financial statements, understanding of internal control over financial reporting and his understanding and knowledge of public company rules and regulations. The Board determined that Mr. Schauerman meets the Nasdaq rules for independence and is therefore an independent Director.

2022 PROXY STATEMENT	PRIMORIS | 17

Proposal 1 – Election of Directors
AGE • 59 DIRECTOR SINCE • 2020 COMMITTEES • Compensation (Chair) • Strategy & Risk
PATRICIA K. WAGNER
Professional Experience

Patricia Wagner has served as one of our Directors since July 2020. Ms. Wagner has over thirty years of experience in the utility and industrial markets, with leadership experience at both the corporate and operating subsidiary level. She was Group President of U.S. utilities for Sempra Energy (NYSE: SRE) until her retirement in 2019. Her career with Sempra spanned nearly twenty-five years and included such leadership roles as Chief Executive Officer of SoCal Gas and Chief Executive Officer of Sempra U.S. Gas & Power, which included Sempra’s renewable energy infrastructure portfolio along with other infrastructure assets. She also held leadership roles in accounting, information technology, and audit. Prior to her time at Sempra, she held positions at Fluor, Allergan Pharmaceuticals, and American McGaw.
Ms. Wagner currently serves on the Boards of Apogee Enterprises, Inc. (NASDAQ: APOG), where she is the chair of the Compensation committee, and of California Water Service Group (NYSE: CWT), where she is a member of the Audit and Nominating & Governance committees. Ms. Wagner holds a B.S. in Chemical Engineering from California Polytechnic State University and an M.B.A. from Pepperdine University.

Reasons for Nomination
We believe that Ms. Wagner’s qualification to serve on our Board include her experience as a director of various public companies and her in-depth knowledge of regulated utilities and familiarity with the California regulatory environment. She also brings valuable accounting and finance, senior leadership and operational experience to the Board. The Board has determined that Ms. Wagner meets the Nasdaq rules for independence and is therefore an independent Director.

18 | PRIMORIS	2022 PROXY STATEMENT

PROPOSAL 2 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General Information
What am I being asked to vote on?
You are being asked to vote to approve the Audit Committee’s selection of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

We are asking the stockholders to ratify the Audit Committee’s selection of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. The firm is a registered public accounting firm with the Public Company Accounting Oversight Board (“PCAOB”), as required by the Sarbanes-Oxley Act of 2002 and the rules of the PCAOB and has served as our auditor since 2006. In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. If the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and our stockholders.
A Moss Adams LLP representative is expected to attend the 2022 Annual Meeting of the Stockholders. The representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate stockholder questions.
The affirmative vote of a majority of the shares of Common Stock present, in person or by proxy, entitled to vote at the Annual Meeting is required to approve the ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for 2022.
Recommendation of the Board of Directors

Our Board of Directors recommends a vote FOR the ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for 2022.

2022 PROXY STATEMENT	PRIMORIS | 19

PROPOSAL 3 – APPROVAL OF THE EMPLOYEE STOCK PURCHASE PLAN.

General Information
What am I being asked to vote on?
You are being asked to vote to approve the adoption of the Company’s 2022 Employee Stock Purchase Plan.

Summary
We are asking the stockholders to approve a new employee stock purchase plan, the Primoris Services Corporation Employee Stock Purchase Plan (the “2022 Employee Stock Purchase Plan”). Our Board has determined that it is in the best interests of our company and stockholders to have an employee stock purchase plan and has adopted the 2022 Employee Stock Purchase Plan, subject to approval from the stockholders at the Annual Meeting. If approved by our stockholders, the 2022 Employee Stock Purchase Plan will become effective May 4, 2022, and does not expire, unless terminated in accordance with the 2022 Employee Stock Purchase Plan.
Description of the 2022 Employee Stock Purchase Plan
The following is a summary of the principal features of the 2022 Employee Stock Purchase Plan and its operation. However, this summary is not a complete description of all of the provisions of the 2022 Employee Stock Purchase Plan and is qualified in its entirety by the specific language of the 2022 Employee Stock Purchase Plan. A copy of the 2022 Employee Stock Purchase Plan is provided as Appendix A to this proxy statement.
Purpose. The purpose of this 2022 Employee Stock Purchase Plan is to provide employees of the Company and its designated subsidiaries with an opportunity to purchase the Company’s Common Stock through one-time or accumulated contributions. The 2022 Employee Stock Purchase Plan is not intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).
Shares Available for Issuance. If our stockholders approve this proposal, a total of 1,000,000 shares of the Company’s Common Stock will be reserved for issuance under the 2022 Employee Stock Purchase Plan.
Plan Administration. The “Administrator” of the 2022 Employee Stock Purchase Plan shall be the Compensation Committee of the Board (or any successor committee) or such other committee as designated by the Board. The Administrator will have full and exclusive discretionary authority to construe, interpret and apply the terms of the 2022 Employee Stock Purchase Plan, to designate separate offerings under the 2022 Employee Stock Purchase Plan, to determine eligibility, to adjudicate all disputed claims filed under the 2022 Employee Stock Purchase Plan and to establish such procedures that it deems necessary for the administration of the 2022 Employee Stock Purchase Plan. The Administrator is specifically authorized to adopt rules and procedures regarding eligibility to participate, the definition of Compensation, handling of contributions, making of contributions to the 2022 Employee Stock Purchase Plan (including in forms other than payroll deductions), establishment of bank or trust accounts to hold contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates that vary with applicable local requirements.
Eligibility. All employees, including our executive officers, and employees of our designated subsidiaries of the Company that are designated by the Administrator to participate in the 2022 Employee Stock Purchase Plan, are eligible to participate in the 2022 Employee Stock Purchase Plan if they are employed by us or a participating subsidiary for at least 20 hours per week and more than five months in any calendar year. As of March 21, 2022, approximately 10,000 employees of the Company and its designated subsidiaries would have been eligible to participate in the 2022 Employee Stock Purchase Plan if it had been in effect on such date.

20 | PRIMORIS	2022 PROXY STATEMENT

Proposal 3 – Approval of the Employee Stock Purchase Plan
Offering Periods. Unless otherwise determined by the Administrator, the first offering period under the 2022 Employee Stock Purchase Plan will have a duration of approximately 30 days, commencing on the second full trading day following the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31 of each year but in no cases can extend beyond March 31st of the period or year, and the second offering period will have a duration of approximately 30 days, commencing on the second full trading day following the filing of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30th of each year.
Contributions. Our 2022 Employee Stock Purchase Plan permits participants to purchase shares in an amount specified by such participant for such offering period or to the extent permitted by the Administrator, have after-tax payroll deductions made on each pay day during the offering period in an amount equal to at least 1% but not exceeding 15% of the participant’s compensation (or such other percentage of compensation as determined by the Administrator in its sole discretion). The minimum permissible contribution by any participant for an offering period shall be $500. Non-payroll contributions must be made in a manner authorized by the Administrator no later than three calendar days prior to the exercise date of such purchase period, unless sooner terminated by the participant; provided, however, that if the participant does not deliver such non-payroll contributions by the deadline, the participant will be deemed to have withdrawn from participation for such offering period.
Change of Payroll Deduction. A participant may only decrease or increase the percentage of their payroll deductions during an offering period in accordance with the procedures established and communicated by the Administrator in advance of an offering period.
Withdrawal; Termination of Employment. A participant may withdraw all, but not less than all, the contributions credited to his or her notional account and not yet used to exercise his or her option under the 2022 Employee Stock Purchase Plan at any time by (a) submitting to the Company’s Finance department (or its delegate) a written notice of withdrawal in the form determined by the Administrator for such purpose or (b) following an electronic or other withdrawal procedure determined by the Administrator. A participant will automatically be withdrawn from an offering period upon a termination of employment with the Company prior to a purchase date, and a terminated participant’s unused payroll deductions will be refunded.
Purchase Price. The purchase price means an amount equal to 90% of the market value of a share of Common Stock at the close of the trading day the day prior to the enrollment date or at the close of the trading day the day prior to the exercise date, whichever is lower.
Non-Transferability. Neither contributions credited to a participant’s notional account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the 2022 Employee Stock Purchase Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the participant.
Certain Adjustments. In the event that any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the Common Stock occurs, the Administrator, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2022 Employee Stock Purchase Plan, will, in such manner as it may deem equitable, adjust the number and class of Common Stock that may be delivered under the 2022 Employee Stock Purchase Plan, the purchase price per share and the number of shares of Common Stock covered by each option under the 2022 Employee Stock Purchase Plan that has not yet been exercised.
Merger or Change in Control. In the event of a merger, sale or other similar corporate transaction involving the Company, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the offering period with respect to which such option relates will be shortened by setting a new exercise date on which such offering period shall end. The new exercise date will occur before the date of the Company’s proposed merger, sale or other similar corporate transaction.
Amendment or Termination. The Administrator, in its sole discretion, may amend, suspend, or terminate the 2022 Employee Stock Purchase Plan, or any part thereof, at any time and for any reason. If the 2022 Employee Stock Purchase Plan is terminated, the Administrator, in its discretion, may elect to terminate all outstanding offering periods either immediately or upon completion of the purchase of shares of Common Stock on the next exercise date.
Upon its approval by the stockholders, the 2022 Employee Stock Purchase Plan will continue until terminated in accordance with the 2022 Employee Stock Purchase Plan.
Federal Income Tax Consequences.
The following summary is intended only as a general guide to the current U.S. federal income tax consequences of participation in the 2022 Employee Stock Purchase Plan and does not attempt to describe all possible federal or other

2022 PROXY STATEMENT	PRIMORIS | 21

Proposal 3 – Approval of the Employee Stock Purchase Plan
tax consequences of such participation or tax consequences based on particular circumstances. Furthermore, the tax consequences are complex and subject to change, and a participant’s particular situation may be such that some variation of the described rules is applicable.
Our 2022 Employee Stock Purchase Plan is not intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. Under the 2022 Employee Stock Purchase Plan, shares of Primoris Common Stock may be purchased by eligible participants, using after tax contributions, at a 10% discount.
The participant will recognize ordinary taxable income on the purchase date in an amount equal to the difference between the fair market value of the shares of Common Stock purchased on the purchase date and the purchase price paid for the shares of Common Stock (i.e. the “discount”). Upon subsequent resale of the shares of Common Stock, the difference between the sale price and the fair market value on the purchase date will be treated either as a capital gain or loss. The holding period to determine whether the capital gain (or loss) is a long- or short-term capital gain (or loss) will commence on the day after the purchase date when the Common Stock is acquired.
Registration with the Securities and Exchange Commission. If the 2022 Employee Stock Purchase Plan is approved by the Company’s stockholders, the Company will file a registration statement with the Securities and Exchange Commission pursuant to the Securities Act of 1933 covering the shares of the Company’s Common Stock authorized for issuance under the 2022 Employee Stock Purchase Plan.
New Plan Benefits. Benefits and purchases of shares of our Common Stock under the 2022 Employee Stock Purchase Plan depend on elections made by employees as to the amount of payroll deductions or other contributions to be taken per plan period, as well as on the fair market value of our Common Stock on dates in the future. As a result, it is not possible to determine the benefits that will be received by executive officers and other employees in the future under the 2022 Employee Stock Purchase Plan.
The number of shares of our Common Stock that can be purchased by each employee will vary based on the fair market value of the Common Stock on the day prior to the enrollment date or the close of the trading day the day prior to the exercise date. Accordingly, the dollar value and the number of shares that may be purchased in the future pursuant to the 2022 Employee Stock Purchase Plan are not currently determinable.
Fair Market Value. As of March 14, 2022, the closing price of the Company’s Common Stock on Nasdaq was $26.83.
Recommendation of the Board of Directors

Our Board of Directors recommends a vote FOR the approval of the 2022 Employee Stock Purchase Plan.

22 | PRIMORIS	2022 PROXY STATEMENT

CORPORATE GOVERNANCE

Our Board’s Mission. The Board of Directors is elected by the stockholders to oversee the stockholders’ interest in the long-term health and overall success of the business and its financial strength. The Board serves as the ultimate decision-making body of the Company, except for those matters reserved to or shared with the stockholders. The Board selects and oversees the members of executive management, who are charged by the Board with conducting the business of the Company.
We believe that effective corporate governance is an important element of our long-term success and ability to create value for our stockholders. Our Board periodically reviews our existing corporate governance policies and practices, as well as related provisions of the Sarbanes-Oxley Act of 2002, current and proposed rules of the SEC, and the corporate governance requirements of Nasdaq. Based on its review, the Board has approved charters, policies, procedures and controls that we believe promote and enhance our corporate governance, accountability and responsibility and promote a culture of honesty and integrity.
Charters for our Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Strategy and Risk Committee, as well as our Corporate Governance Guidelines, are available on the Investor Relations section of our website at www.primoriscorp.com, and copies are available free of charge upon request to our Secretary at Primoris Services Corporation, 2300 N. Field Street, Suite 1900, Dallas, Texas 75201.
Corporate Governance Highlights

Declassification of the Board
Created Mandatory Retirement Age
Created Director Stock Ownership requirement
Prohibited hedging and short-selling with Primoris stock
Published Corporate Governance Guidelines and Code of Conduct

What We Do
•	Annual self-evaluation of directors
•	Independent Lead Director
•	Fully independent Audit, Compensation, Nominating & Corporate Governance, and Strategy and Risk Committees
•	Annual election of directors
•	Mandatory director retirement age of 75
•	Stock ownership requirement for directors
•	Clawback Policy for executive bonus compensation
•	Published Code of Conduct that applies to all directors, officers, and employees
•	Published Corporate Governance Guidelines
•	Anti-bribery policy clearly outlined in Code of Conduct and Employee Handbook
What We Don’t Do
•	No Poison Pill
•	Anti-hedging policy prohibits hedging or short sale of Primoris stock
•	No gross-up of excise taxes
•	No defined benefit plan
•	No guaranteed minimum annual cash incentive payment
•	No excessive perquisites

2022 PROXY STATEMENT	PRIMORIS | 23

Corporate Governance
Board Independence
The listing standards of Nasdaq require that companies have a board of directors with at least a majority of independent directors. Determining director independence requires that the Board affirmatively determine that the director has no material relationship with us, either directly or as a partner, stockholder or officer of an organization that has a relationship with us which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
To assist it in making independence determinations, the Board has adopted independence standards, which include the standards required by Nasdaq for independent directors. Under these standards, a director is not independent if:

•
The director is, or has been within the last three years, one of our or our subsidiaries’ employees, or the director has an immediate family member who is, or has been within the last three years, one of our executive officers;

•
The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in compensation from us (other than compensation for Board or Committee service, compensation to a family member who is an employee but not an executive officer, or benefits under a tax-qualified retirement plan or non-discretionary compensation);

•
The director is, or has a family member that is, a partner in, or a controlling stockholder or an executive officer of, any organization to which we made, or from which we received, payments for property or services in the current year or in any of the last three years, that exceed 5% of the recipient’s consolidated gross revenues for that year or $200,000, whichever is greater, other than payments arising solely from investments in our securities or payments under non-discretionary charitable contribution matching programs;

•
The director, or an immediate family member, is currently employed, or has been employed within the last three years, as an executive officer of another company where any of our present executive officers serves or has served on that company’s compensation committee; or

•
The director is, or has a family member that is, a current partner of our outside auditor, or was a partner or employee of our outside auditor who worked on our audit at any time during any of the past three years.

On the basis of the Board independence standards identified above, and such other factors as the Board may consider from time to time, the Board has affirmatively determined that Messrs. Ching, Cook, McCallister, Rodriguez, Schauerman and Tinstman and Mss. Mashinski and Wagner are independent.
Board Structure and Committee Composition
The Board has: (i) an Audit Committee, (ii) a Compensation Committee, (iii) a Nominating and Corporate Governance Committee and (iv) a Strategy and Risk Committee. The Board and its Committees meet throughout the year on a set schedule and also hold special meetings, both telephonically and in person, and act by written consent from time to time, as appropriate. During 2021, the Board held a total of 11 meetings, the Audit Committee held four meetings, the Compensation Committee held five meetings, the Nominating and Corporate Governance Committee held five meetings, and the Strategy and Risk Committee held five meetings. The independent Directors meet in executive session at meetings of the Board and Committees as necessary. All of the independent Directors met in executive session at meetings of the Board without any management members four times during 2021.
Separate Chairman and CEO Roles
The Board has separate roles of Chairman and CEO, with Mr. King serving as our Non-Executive Chairman of the Board since November 2019, when Mr. McCormick became our CEO. In May 2010, Mr. Cook was appointed by the Board as the Lead Director, responsible for chairing the Board meetings in the absence of the Chairman, chairing executive sessions of independent Directors, acting as the principal liaison between the Chairman and the independent Directors and serving as the contact Director for stockholders. The Board believes it should have the flexibility to establish a leadership structure that works best for the Company at a particular time, and it reviews that structure from time to time, including in the context of changes in leadership. The Board is of the view that its current leadership structure best serves the objective of effective Board oversight of management at this time and allows Mr. McCormick to focus primarily on the operations and management of the Company, while leveraging Mr. King’s experience to lead the Board.

The Board and the Compensation Committee do not make decisions regarding an executive officer’s compensation in the presence of such executive officer. The compensation of our Chief Executive Officer and all other executive officers is recommended to the Board of Directors for approval by the Compensation Committee. The Board of Directors act on the recommendations in a vote in which only independent Directors participate and which takes place during executive sessions of the non-executive Board members.

24 | PRIMORIS	2022 PROXY STATEMENT

Corporate Governance
Director nominees are identified and recommended for the Board of Directors’ selection by the Nominating and Corporate Governance Committee.
Each director attended at least 75% of the meetings of the Board and the committees of the Board, if any, on which they served during the periods for which they served as a director during 2021.
The Company has a mandatory retirement policy in its Corporate Governance Guidelines which requires that no person older than 75 years may be appointed to or nominated for a Director position. The Company has one member who meets this criteria and is not standing for re-election, Mr. Tinstman. Mr. Tinstman joined the Company’s Board in 2009.
The current members of the Board committees are identified in the following table:
Director(1)	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Strategy and Risk Committee
Stephen C. Cook	M		M	M
Carla S. Mashinski	C	M
Terry D. McCallister			C	M
Jose R. Rodriguez	M		M
John P. Schauerman	M			C
Robert A. Tinstman		M	M	M
Patricia K. Wagner		C		M

1
Messrs. Cook, McCallister, Rodriguez, Schauerman and Tinstman, and Mss. Mashinski and Wagner are independent Directors.

C = Chair
M = Member

2022 PROXY STATEMENT	PRIMORIS | 25

Corporate Governance
Committees of the Board
Audit Committee
Meetings: 4 Chair: Carla S. Mashinski Other Members: Stephen C. Cook Jose R. Rodriguez John P. Schauerman
Primary Role of this Committee:
The primary role of the Audit Committee is to oversee our accounting and financial reporting processes, internal control systems, independent auditor relationships and the audits of our financial statements, as well as cybersecurity oversight.

Key Responsibilities:
•
Selecting and hiring our independent registered public accounting firm

•
Evaluating the qualifications, independence and performance of our independent registered public accounting firm

•
Reviewing and approving the audit and non-audit services to be performed by our independent registered public accounting firm and determining whether the performance of such services is compatible with the accounting firm’s independence

•
Reviewing with management and our independent registered public accounting firm the annual and quarterly financial statements. On a quarterly basis, the independent Audit Committee members meet with the auditors without the presence of management. During these independent sessions, the Audit Committee and the auditors discuss, among other things, the acceptability of the Company’s accounting principles, critical accounting policies, sensitive accounting estimates, and any alternative treatments of financial information within generally accepted accounting principles in the United States (“GAAP”)

•
Overseeing the administration of management’s process for the design of, and reviewing the adequacy, implementation and effectiveness of our internal controls established for finance, accounting, legal compliance and ethics functions

•
Reviewing management’s assessment of internal control and steps taken to monitor and control our exposure to financial risk

•
Overseeing the administration of management’s process for reviewing the design, adequacy, implementation and effectiveness of our critical accounting and financial policies

•
Reviewing any significant deficiencies or material weaknesses in the design or operation of our internal control over financial reporting and any fraud involving management or other financial reporting personnel

•
Establishing procedures for the receipt, retention, and treatment of complaints regarding internal controls, accounting and any auditing matters including confidential submissions by our employees or others of concern regarding these matters

•
Overseeing and monitoring the integrity of our financial statements and earnings press releases (including Non-GAAP information) and our compliance with legal and regulatory requirements as they relate to accounting matters in our financial statements

•
Reviewing the performance of our internal audit function and the scope and results of the annual internal audit plan

•
Considering policies with respect to risk assessment and risk management, including information technology security risks and cybersecurity risk

•
Reviewing and approving any material related party transactions

•
Reviews and discusses any key issues related to information technology cybersecurity risks and management programs on a regular basis

The Audit Committee consists of four persons, all of whom are independent under the Nasdaq listing standards. Members of the Audit Committee must also satisfy additional SEC independence requirements, which provide that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company other than compensation in their capacity as a Director, or otherwise be an “affiliated person” of us. The Board has determined that Audit Committee members Ms. Mashinski (Chairperson) and Messrs. Cook, Rodriguez, and Schauerman all satisfy the applicable SEC independence requirements.
Audit Committee Financial Expert. The Board has also determined that Ms. Mashinski, Mr. Rodriguez, and Mr. Schauerman are the Audit Committee “financial experts” as defined under SEC rules and regulations.

26 | PRIMORIS	2022 PROXY STATEMENT

Corporate Governance
Compensation Committee
Meetings: 5 Chair: Patricia K. Wagner Other Members: Carla S. Mashinski Robert A. Tinstman	Primary Role of this Committee: The primary role of the Compensation Committee is to monitor and assist the Board in determining compensation for our executive officers and Directors.

Key Responsibilities:
•
Reviewing the goals and objectives of our executive compensation programs and recommending to the Board any changes to these goals and objectives

•
Reviewing our executive compensation plans including incentive, equity based and benefit plans, and recommending to the Board the adoption of new plans or amendments to existing plans

•
Evaluating annually the performance of the Chief Executive Officer and recommending to the independent members of the Board his or her compensation level based on this evaluation

•
Evaluating annually the performance of the other executive officers of the Company and its subsidiaries and recommending to the independent members of the Board the compensation level of each based on this evaluation

•
Reviewing and recommending to the independent members of the Board, concurrently with the Board’s Audit Committee, any employment, severance or termination arrangements made with any executive officer of the Company or its subsidiaries

•
Evaluating the appropriate level and types of compensation for Board and Committee service by non employee Directors and recommending any changes to the Board

The members of the Compensation Committee of the Board are Mss. Wagner (Chairperson) and Mashinski and Mr. Tinstman. All of the members of the Compensation Committee meet the independence requirements of Nasdaq listing standards.
The Compensation Committee monitors and assists the Board in determining compensation for our executive officers and Directors. The Board and the Compensation Committee do not make decisions regarding an executive officer’s compensation in the presence of such executive officer. After the Compensation Committee analyzes compensation issues related to our Chief Executive Officer and other executive officers, it makes a recommendation to the Board’s independent Directors for determination by independent Directors in a vote in which only independent Directors participate.
The Compensation Committee has the power to form subcommittees for any purpose that it deems appropriate and may delegate to such subcommittee such power and authority as the Compensation Committee may deem appropriate, provided it does not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Compensation Committee as a whole. The Compensation Committee may consider the recommendations of our Chief Executive Officer in determining the level of compensation of the executive officers of the Company and its subsidiaries. The Compensation Committee has the authority to retain such independent consultants or advisers as it deems necessary and appropriate, including compensation consultants, to advise it with respect to amounts or forms of executive or Director compensation, and may rely on the integrity and advice of any such advisers. The Compensation Committee also has the sole authority to retain a compensation consultant to assist it in carrying out its responsibilities, including the sole authority to approve the consultant’s fees and other retention terms, such fees to be borne by us, and to terminate any such consultant.
The Compensation Committee engaged Pay Governance, LLC (“Pay Governance”) as its independent advisor beginning in 2012. Prior to their engagement, Pay Governance did not perform any services for the Company. The Compensation Committee considered independence factors under the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”) and Nasdaq rules and concluded that the work performed by Pay Governance did not present any conflicts of interest. As requested by the Compensation Committee, from time to time Pay Governance has advised and consulted with the Compensation Committee on compensation issues, compensation design and trends, and has kept the Compensation Committee apprised of regulatory, legislative, and accounting developments and competitive practices related to executive compensation. Pay Governance reviews compensation levels, trends and practices at the discretion of the Compensation Committee. Pay Governance does not determine the exact amount or form of executive compensation for any executive officers. See “EXECUTIVE COMPENSATION—Compensation Discussion and Analysis”. Pay Governance reports directly to the Compensation Committee, and a representative of Pay Governance, when requested, attends meetings of the Compensation Committee, is available to participate in executive sessions and communicates directly with the Compensation Committee Chair or its members outside of meetings. Pay Governance does no other work for the Company.

2022 PROXY STATEMENT	PRIMORIS | 27

Corporate Governance
Compensation Committee Interlocks and Insider Participation
During 2021, Mss. Wagner and Mashinski and Mr. Tinstman served on our Compensation Committee. No interlocking relationship exists between any member of our Board or any of our executive officers and any executive officer or member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any other company, nor has any such interlocking relationship existed in the past.
Nominating and Corporate Governance Committee
Meetings: 5 Chair: Terry D. McCallister Other Members: Stephen C. Cook Jose R. Rodriguez Robert A. Tinstman
Primary Role of this Committee:
The primary role of the Nominating and Corporate Governance Committee is to assist the Board by identifying individuals qualified to become Directors consistent with criteria established by the Board.

Key Responsibilities:
•
Evaluating the composition, size and governance of the Board and its committees and making recommendations regarding future planning and the appointment of Directors to committees of our Board

•
Administering a policy for evaluating and considering nominees for election to the Board

•
Supporting the succession planning and talent development for succession candidates

•
Reviewing succession plans and management development programs for members of executive management and the CEO and providing reports on the progress of the succession planning and management development to the Board

•
Overseeing the evaluation of our Board as a whole

•
Reviewing our corporate governance principles and providing recommendations to the Board regarding possible changes

•
Developing and reviewing our Code of Conduct and assuring that it is appropriate for us

•
Overseeing the Company’s ESG matters

The members of the Nominating and Corporate Governance Committee are Messrs. McCallister (Chairman), Cook, Rodriguez, and Tinstman. All of the members of the Nominating and Corporate Governance Committee meet the independence requirements of Nasdaq listing standards.
After the Nominating and Corporate Governance Committee identifies qualified individuals, it makes a recommendation to the Board’s independent Directors. Director nominees are selected by a majority of the Board’s independent Directors in a vote in which only independent Directors participate.

28 | PRIMORIS	2022 PROXY STATEMENT

Corporate Governance
Strategy and Risk Committee
Meetings: 5 Chair: John P. Schauerman Other Members: Stephen C. Cook Terry D. McCallister Robert A. Tinstman Patricia K. Wagner
Primary Role of this Committee:
The primary role of the Strategy and Risk Committee is to oversee our financial policies, acquisition strategy, financial strategy and enterprise risk management function.

Key Responsibilities:
•
Overseeing the Company’s enterprise risk management function

•
Overseeing the Company’s portfolio of businesses

•
Considering and approving certain mergers, acquisitions, and divestitures by the Company

•
Reviewing the Company’s strategic plans related to acquisitions and divestitures, including capital structure, proposed methods of financing, and investment strategies

•
Monitoring ongoing activities in connection with certain acquisitions, dispositions, and investments

•
Tracking certain completed acquisitions and investments

In February 2021, the Board of Directors established a Strategy and Risk Committee and appointed Mr. Schauerman as Strategy and Risk Committee Chair with Messrs. Cook, McCallister, and Tinstman and Ms. Wagner as members.

2022 PROXY STATEMENT	PRIMORIS | 29

Corporate Governance
Board Role in Risk Oversight
The Board believes that having a system in place for risk management and implementing strategies responsive to our risk profile and exposures is the best way to identify in a timely manner specific material risks, but we can give no assurances that we will be able to identify or mitigate all possible risks in advance. The Company has a clear approach for identifying and mitigating information security risks and four directors on the board have information security experience. The Company has also entered into an information security risk insurance policy. While the Board has the ultimate oversight responsibility for the risk management process, its Committees oversee risk in certain specified areas:

Board of Directors

The Board oversees a Company-wide approach to risk management function designed to enhance long-term shareholder value and support the achievement of long-term organizational objectives. The Board determines the appropriate level of risk for the Company, assesses the specific risk faced by the Company, and reviews the steps taken by the Company's leadership to manage those risks. The involvement of the Board in setting the Company's business strategy, both short-term and long-term, is a key part of its understanding of the Company's risks and how those risks may evolve in response to changes in strategy or business environment, and what constitutes an appropriate level of risk for the Company.

Management

While the Board is responsible for risk oversight, the day-to-day risk management is the responsibility of the operating management and executive officers. Our executive officers maintain a significant ownership interest which results in an increased level of awareness of the need of risk management and risk oversight for the long-term benefit of the Company.

Committees

Audit

Oversees risk relating to accounting matters, financial reporting, enterprise, cybersecurity, legal and compliance risks. To assist in this risk oversight function, the Audit Committee obtains assistance from the following: (1) our Chief Financial Officer, who is responsible for managing our financial risk management function, (2) our Chief Legal Officer, who is responsible for the Company's third party insurance programs and (3) our independent registered public accounting firm. The Audit Committee meets periodically with management and the independent auditors to review financial exposures.

Compensation

Regularly reviews the Company's compensation policies and programs, as well as the mix and design of short-term and long-term compensation, to ensure that our compensation programs do not encourage unnecessary and excessive risk taking.

Nominating & Corporate Governance

Addresses risks associated with our Code of Conduct, including compliance with listing standards for independent Directors and committee assignments. As necessary, the committee chairman report any risk-related matters to the full Board at Board of Directors meetings. The Nominating and Corporate Governance Committee also provides oversight with respect to succession planning for the CEO and other senior executives.

Strategy and Risk

Focuses on enterprise risk management and risks associated with prospective acquistions, and divestitures, including capital structure, proposed methods of financing, and investment strategies.

Selection of Board Nominees
The Board believes that the Board, as a whole, should include individuals with a diverse range of backgrounds and experience to give the Board both depth and breadth in the mix of skills represented for the benefit of our stockholders. The Board endeavors to have a group of directors representing a diverse background (including gender, race, ethnicity, and age) and to include in its overall composition an array of targeted skills that complement one another rather than requiring each director to possess the same skills, perspectives and interests. Accordingly, the Board and the Nominating and Corporate Governance Committee consider the qualifications of directors and director nominees both individually and in the broader context of the Board’s overall composition and the Company’s current and future needs.
The Board and Nominating and Corporate Governance Committee also understand the importance of board refreshment and aim to achieve a balance between the knowledge that comes from longer-term service on the board with the new experience, ideas and energy that can come from adding directors to the Board. To that end, our Corporate Governance Guidelines provide that directors may not stand for re-election if the election occurs after they reach the age of 75. In addition, the Board and Nominating and Corporate Governance Committee view the consistent focus on Board membership criteria, Board composition and size, as well as the anticipation of vacancies, to be integral parts of board refreshment.
Our Corporate Governance Guidelines contain Board membership criteria that apply to current directors as well as Board nominees. The Nominating and Corporate Governance Committee regularly evaluates the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. If any vacancies are

30 | PRIMORIS	2022 PROXY STATEMENT

Corporate Governance
anticipated or arise, the Nominating and Corporate Governance Committee will consider director candidates suggested by current Board members, management, third-party search firms and others. The Nominating and Corporate Governance Committee will also consider director nominations by stockholders that are made in compliance with our bylaws. All applications, recommendations or proposed nominations for Board membership received by the Company will be referred to the Nominating and Corporate Governance Committee. The manner in which the qualifications of a nominee are evaluated does not differ if the nominee is recommended by a stockholder.
The Nominating and Corporate Governance Committee’s consideration of a candidate as a Director includes assessment of the individual’s understanding of our business, the individual’s professional and educational background, skills, expertise, potential time commitment, and other criteria established by the Nominating and Corporate Governance Committee from time to time. To provide such a contribution to us, a Director must generally possess one or more of the following, in addition to personal and professional integrity:
• Experience in corporate management;
• Experience in our industry;
• Experience as a board member or officer of a publicly held company;
• Experience in financial and accounting matters;
• Diversity of expertise and experience in substantive matters related to our business; and
• Practical and mature business judgment.
The Nominating and Corporate Governance Committee has adopted its own procedures for evaluating the suitability of potential Director nominees, including qualifications for a “financial expert” and financially literate members for the Audit Committee.
The Nominating and Corporate Governance Committee will consider all stockholder recommendations for candidates for the Board, which should be sent to the Nominating and Corporate Governance Committee, c/o Secretary, Primoris Services Corporation, 2300 N. Field Street, Suite 1900, Dallas, Texas 75201.
The Nominating and Corporate Governance Committee will evaluate recommendations for Director nominees submitted by Directors, management or qualifying stockholders in the same manner, by using the criteria stated above. All Directors and Director nominees will be required to submit a completed directors’ and officers’ questionnaire as part of the nominating process. At the discretion of the Nominating and Corporate Governance Committee, the process may also include interviews and additional background and reference checks for non-incumbent nominees.

Important Considerations in the Director Selection Process:

1. **Diverse Background**
We consider Gender, Race, Age, Ethnicity, etc. and how these complement the existing board.

2. **Skillset**
We consider the overall composition of skills currently on the board and how they complement one another.

3. **Board Refreshment**
We consider the importance of balancing new ideas and energy with the knowledge and experience that comes with tenure.

2022 PROXY STATEMENT	PRIMORIS | 31

Corporate Governance
Annual Board and Committee Evaluations
Primoris believes that regular Board evaluations are an instrumental component of building and maintaining a strong and effective Board. Each year, the Nominating and Corporate Governance Committee, together with the Company’s Corporate Secretary, coordinates the Board performance evaluations that assist the Board in determining whether the Board, its committees, and each member of the Board are functioning effectively. This process also assists the Board in determining how it can improve its processes and effectiveness. These evaluations are conducted through a combination of formal and informal processes, including questionnaires which solicit open-ended and candid feedback on an anonymous basis, in-person interviews, and telephone interviews. The collective ratings and comments are compiled, summarized and presented to the Board and its committees and provide the Board valuable information on a range of topics, including new director searches, committee composition, and subject matter for continuing Board education. In addition, the Company periodically engages a third-party consulting firm to conduct a comprehensive Board effectiveness review.
Code of Conduct
The Company has a Code of Conduct that complies with the rules and regulations adopted by the SEC and Nasdaq listing standards and are applicable to all of our Directors, officers and employees. The Code of Conduct also includes a supplement with additional policies that are applicable to the CEO, CFO and all senior financial officers of the Company. The Code of Conduct is available on the Investor Relations/Governance section of our website at www.primoriscorp.com. We intend to post amendments to, or waivers under, if any, our Code of Conduct (to the extent applicable to our Directors or Chief Executive Officer, Principal Financial Officer, or Principal Accounting Officer) at this location on our website. Among other matters, this Code of Conduct is designed to promote:
• Honest and ethical conduct;
• Avoidance of conflicts of interest;
• Full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in our other public communications;
• Compliance with applicable governmental laws and regulations and stock exchange rules;
• Prompt internal reporting of violations of the Code of Conduct to an appropriate person or persons identified in the Code of Conduct; and
• Accountability for adherence to the Code of Conduct.
Director Access To Officers, Employees, and Information
Directors have full and free access to officers, employees and the books and records of the Company. The Directors are expected to use their judgment to ensure that any such contact is not disruptive to the business operations of the Company. Non-Board member employees may be invited to attend all or portions of Board and/or Committee meetings.
Policy Regarding Director Attendance at Annual Meetings of Stockholders
Directors are strongly encouraged to attend our Annual Meetings of Stockholders. All the Directors were in attendance at the 2021 Annual Meeting.
Stockholder Communications with the Board of Directors
Stockholders may communicate with any of our Directors, either individually or as a group, by writing to them at Primoris Services Corporation, c/o Secretary, 2300 N. Field Street, Suite 1900, Dallas, Texas 75201. Please specify to whom your correspondence should be directed. The Secretary will promptly forward all correspondence to the Board or any specific committee member, as indicated in the correspondence, except for mass mailings, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. Our Secretary may forward certain correspondence, such as product-related or service-related inquiries, elsewhere within the Company for review and possible response.

32 | PRIMORIS	2022 PROXY STATEMENT

Corporate Governance
Hiring Independent Advisors
The Board and each Board committee shall have the full power and authority to hire, at the expense of the Company, independent financial, accounting, legal or other advisors, as necessary to fulfill their duties, without consulting or obtaining the approval of any officer of the Company, and the Company shall pay, or shall provide the committee with, all funds necessary to engage and compensate such advisors. The decision to engage independent advisors must be made by the Board, or a Board Committee, and not by an individual Director or Directors.

2022 PROXY STATEMENT	PRIMORIS | 33

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our Board has adopted a written policy requiring review, approval and ratification of any material related party transaction, including those that would require disclosure under Item 404 of Regulation S-K, involving a “related person” (as defined in Item 404(a) of Regulation S-K, which includes security holders who beneficially own more than 5% of our Common Stock). All material related party transactions may be consummated and continued only if the Audit Committee has approved or ratified such transaction after a review of the relevant facts and circumstances and a determination that the terms to be obtained or consideration to be paid or received, as applicable, in connection with the transactions are comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s length transactions with independent third parties.
Since January 1, 2021, there have been no related party transactions that were required to be reported under the SEC’s related person transaction rules.

34 | PRIMORIS	2022 PROXY STATEMENT

DIRECTOR COMPENSATION

Directors who are also employees of the Company do not receive additional compensation for serving as Directors. Compensation for employee Directors is determined by the Board’s Compensation Committee and is discussed further in the Compensation Discussion and Analysis section of this proxy.
Current compensation for independent Directors of the Company includes the following components:
•
Cash payments of $19,000 each quarter.

•
Common Stock with an approximate aggregate value of $28,500 each quarter. The Common Stock cannot be traded for a period of one year from the date of issuance. The number of shares is determined using the average of the closing prices of the Company’s Common Stock on Nasdaq for the one-month period prior to the beginning of the quarter. The shares are issued pursuant to the Primoris 2013 Equity Incentive Plan, approved by the stockholders on May 3, 2013 (“2013 Equity Plan”).

•
Additional annual cash compensation as follows:

•
$120,000 to the Chairman of the Board;

•
$20,000 to the Lead Independent Director;

•
$20,000 to the Chairman of the Audit Committee; and

•
$15,000 to the non-employee chairman of any other committees established by the Board of Directors.

In addition, Directors are reimbursed for expenses incurred in connection with Board and Board Committee meetings and assignments.
On January 1, 2020, the Company entered into a three-year agreement with David L. King (our former CEO) as a Strategic Advisor. The agreement provided for an annual fee of $325,000, medical insurance benefits equal to those provided to Company employees, up to 50 hours of personal use of any Company owned or leased aircraft per year, and reimbursement of personal use of Company-paid club memberships in Dallas County, Texas. In February 2021, the Company terminated the agreement effective March 31, 2021.
In February 2021, the Compensation Committee approved an increase to the Chairman of the Board’s annual cash compensation from $25,000 to $120,000 effective April 1, 2021.
Director Compensation
The table below details the compensation earned by our non-employee Directors in 2021.
Non-Employee Director	Fees Earned or Paid in Cash	Stock Awards(1)	Total
Peter C. Brown	$43,000	$59,906	$102,906
Stephen C. Cook	96,000	116,939	212,939
David L. King	253,500	116,939	370,439
Carla S. Mashinski	91,000	116,939	207,939
Terry D. McCallister	87,250	116,939	204,189
Jose R. Rodriguez	38,000	57,033	95,033
John P. Schauerman	91,000	116,939	207,939
Robert A. Tinstman	79,750	116,939	196,689
Thomas E. Tucker	41,750	59,906	101,656
Patricia K. Wagner	87,250	116,939	204,189

1
Represents the aggregate grant date fair value of the shares of Common Stock issued to each of the non-employee Directors as compensation during 2021. The shares were issued under the 2013 Equity Plan and are subject to a one-year contractual holding requirement from the date of issuance. The Company has never issued stock options as Director compensation and there were no outstanding equity awards as of December 31, 2021.

2022 PROXY STATEMENT	PRIMORIS | 35

STOCK OWNERSHIP

Security Ownership of 5% or Greater Stockholders, Directors, Director Nominees and Executive Officers
The following table sets forth information with respect to beneficial ownership of Common Stock for (a) those persons known by management of the Company to beneficially own 5% or more of our Common Stock (other than executives and Directors), (b) each Director and Director nominee, (c) the Named Executive Officers listed in the Summary Compensation Table under “Executive Compensation”, and (d) all of our executive officers and Directors as a group. The information for the officers and Directors is provided as of March 14, 2022, and the information for 5% or more institutional stockholders is as of the most recent filing with the SEC as noted in the table below. The Company is not aware of any arrangement or pledge of Common Stock that could result in a change of control of the Company.
Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities.
Name	Amount and Nature of Beneficial Ownership(1)	Percentage of Common Stock Outstanding(2)
5% or Greater Stockholders (other than executives and Directors):
The Vanguard Group(3)	5,287,045	9.9%
Blackrock, Inc.(4)	4,810,283	9.0%
Wellington Management Group LLP(5)	3,864,071	7.2%
Van Berkom & Associates Inc.(6)	3,067,647	5.8%
Named Executive Officers and Directors:
Michael E. Ching	—	*
Stephen C. Cook	25,366	*
David L. King	56,785	*
Carla S. Mashinski	13,605	*
Terry D. McCallister(7)	16,639	*
Jose R. Rodriguez	3,233	*
John P. Schauerman(8)	308,347	*
Robert A. Tinstman	41,820	*
Patricia K. Wagner	6,639	*
Kenneth M. Dodgen	23,607	*
Thomas E. McCormick	76,846	*
John F. Moreno, Jr.(9)	30,050	*
John M. Perisich(10)	156,310	*
All Directors, nominees and executive officers as a group (13 individuals)(11)	759,247	1.4%

*
Indicates beneficial ownership of less than one percent of total outstanding Common Stock.

1
This table lists voting securities, including shares held of record, shares held by a bank, broker or nominee for the person’s interest and shares held through family trust arrangements. Unless otherwise indicated and subject to community property laws where applicable, the Named Executive Officers and Directors named in the table above have sole voting and investment power with respect to all shares of our stock shown as beneficially owned by them.

2
For each individual and group included in the table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group plus the number of shares of Common Stock that such person or group has the right to acquire on or within 60 days after March 14, 2022 divided by the sum of the 53,308,136 shares of Common Stock outstanding on March 14, 2022, plus the number of shares of Common Stock that such person or group has the right to acquire on or within 60 days after March 14, 2022.

3
Based on information set forth in the Schedule 13G/A filed with the SEC on February 10, 2022, by The Vanguard Group, which

36 | PRIMORIS	2022 PROXY STATEMENT

has shared voting power over 53,768 shares, sole dispositive power over 5,189,668 shares, and shared dispositive power over 97,377 shares. The principal business address of The Vanguard Group is 100 Vanguard Blvd, Malvern, PA 19355.
4
Based on information set forth in the Schedule 13G/A filed with the SEC on February 3, 2022, by BlackRock, Inc., which has sole voting power over 4,582,342 shares and sole dispositive power over 4,810,283 shares. The principal business address of Blackrock, Inc. is 55 East 52nd Street, New York, NY 10055.

5
Based on information set forth in the Schedule 13G jointly filed with the SEC on February 4, 2022, by Wellington Management Group LLP, a parent holding company, and three of its affiliates: Wellington Group Holdings LLP, owned by Wellington Management Group LLP; Wellington Investment Advisors Holdings LLP, owned by Wellington Group Holdings LLP; and Wellington Management Company LLP, an investment adviser controlled by Wellington Investment Advisors Holdings LLP (the four joint filers collectively, “Wellington”). Wellington reported that the shares as to which the Schedule 13G was filed are owned of record by clients of certain Wellington Investment Advisors. According to Wellington, each of the joint filers except Wellington Management Company LLP has shared voting power over 3,373,968 shares and shared dispositive power over 3,864,071 shares. Wellington Management Company LLP has shared voting power over 3,330,179 shares and shared dispositive power over 3,734,649 shares. The principal business address of Wellington is 280 Congress Street, Boston, MA 02210.

6
Based on information set forth in the Schedule 13G/A filed with the SEC on February 11, 2022, by Van Berkom & Associates Inc, which has sole voting power and sole dispositive power over 3,067,647 shares. The principal business address of Van Berkom & Associates Inc. is 1130 Sherbrooke Street West, Suite 1005, Montreal, Quebec H3A 2M8.

7
Includes 10,000 shares of Common Stock owned directly by the Terry D. McCallister Trust dated June 14, 2013 and indirectly by Terry D. McCallister, as trustee of the trust.

8
Consists of 308,347 shares of Common Stock owned directly by the John P. Schauerman & Claudia H. Schauerman Family Trust dated August 12, 2010 and indirectly by John P. Schauerman, as trustee of the trust.

9
Includes 24,178 Restricted Stock Units that will vest on April 1, 2022.

10
Consists of 156,310 shares of Common Stock owned directly by the Perisich Family Trust dated July 11, 2007 and indirectly by John M. Perisich, as trustee of the trust.

11
Includes 24,178 Restricted Stock Units that will vest within 60 days of March 14, 2022, held by executive officers of the Company.

2022 PROXY STATEMENT	PRIMORIS | 37

INFORMATION ABOUT AUDIT FEES AND SERVICES

Independent Registered Public Accounting Firm Fees and Services
The following is a summary of the fees billed for professional services for the fiscal years ended December 31, 2021 and 2020:
Fee Category	2021 Fees	2020 Fees
Audit Fees(1)	$2,111,249	$1,666,932
Audit Related Fees(2)	246,000	127,830
Tax Fees(3)	35,230	621,784
Total Fees	$2,392,479	$2,416,546

1
Fees for audit services billed for each of the last two fiscal years consist of the fees associated with the annual audit and reviews of our Quarterly Reports on Form 10-Q.

2
Audit related fees billed in each of the last two fiscal years include fees for proxy filings, registration statements, employee benefit plan audit, and standalone audits for Primoris subsidiaries.

3
Tax fees billed in 2021 include professional services rendered for tax advice and tax planning. Tax fees billed in 2020 include professional services rendered for tax compliance (preparation and review of tax returns), tax advice and tax planning.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
The Audit Committee has adopted policies and procedures regarding the pre-approval of the performance by Moss Adams LLP of audit, audit-related and tax services, except as may otherwise be permitted by law or regulation. Moss Adams LLP has also been instructed to obtain advance approval of any other services. Each pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Moss Adams LLP and management are required to periodically report to the Audit Committee regarding the services provided by the independent auditors in accordance with this pre-approval. All services listed above and all fees were approved in advance by the Audit Committee.

38 | PRIMORIS	2022 PROXY STATEMENT

AUDIT COMMITTEE REPORT

The following report of the Audit Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing by us under the Securities Act or the Exchange Act, except to the extent we specifically incorporate this report by reference.
The primary purpose of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee (i) the integrity of our financial statements, (ii) the independent registered public accounting firm’s qualifications, independence and performance, (iii) our accounting and financial reporting processes, (iv) our compliance with financial, legal and regulatory requirements, and (v) the audits of our financial statements. The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of the independent registered public accounting firm. The independent registered public accounting firm reports directly to the Audit Committee.
Management has the primary responsibility for the preparation of the financial statements and the reporting process, as well as performing an evaluation and assessment of the effectiveness of the Company’s internal control over financial reporting using the control criteria framework of the Committee of Sponsoring Organizations of the Treadway Commission (COSO 2013). Our management has represented to the Audit Committee that the consolidated financial statements for the fiscal year ended December 31, 2021 were prepared in accordance with generally accepted accounting principles and that the Company’s internal control over financial reporting was effective as of December 31, 2021. In addition to its review and discussion with management of the audited consolidated financial statements and in the performance of its oversight function over internal controls, the Audit Committee reviewed and discussed with management the critical accounting policies that were applied in the preparation of our consolidated financial statements, and the process for certifications by our Chief Executive Officer and our Chief Financial Officer.
Our independent registered public accounting firm is responsible for auditing the consolidated financial statements for the fiscal year ended December 31, 2021 and issuing an opinion on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2021. The Audit Committee discussed the results of the work of the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Securities and Exchange Commission and the Public Company Accounting Oversight Board (“PCAOB”), including PCAOB AS 1301 (Communications with Audit Committees). In addition, the Audit Committee received from the independent registered public accounting firm the written disclosures required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and discussed with them their independence from the Company and its management. The Audit Committee also evaluated whether the independent registered public accounting firm’s provision of non-audit services to us was compatible with the auditor’s independence and determined it was compatible. The members of the Audit Committee met in executive session (with no management in attendance) with the independent registered public accounting firm each quarter during the year.
The Board determined that the Audit Committee members meet the independence requirements of Rule 10A-3 of the Exchange Act and applicable Nasdaq independence rules.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the SEC.
Audit Committee
Carla S. Mashinski (Chair)
Stephen C. Cook
Jose R. Rodriguez
John P. Schauerman

2022 PROXY STATEMENT	PRIMORIS | 39

EXECUTIVE LEADERSHIP

The executive officers of Primoris as of March 14, 2022 are as follows:
See “Proposal 1  –  Election of Directors” for a description of Mr. McCormick’s business experience.
Kenneth M. Dodgen Executive Vice President, Chief Financial Officer (CFO) Age: 56
Mr. Dodgen has served as our Executive Vice President, Chief Financial Officer since November 2018. He previously served as our Senior Vice President and Corporate Controller since May 2017. Mr. Dodgen has over 30 years of experience in finance and accounting across many different industries including pipeline, power plant, and electric transmission construction, as well as retail and power marketing. Prior to joining the Company, Mr. Dodgen served as Chief Financial Officer at Baker Hill Solutions from 2016 to 2017, Chief Financial Officer at PLH Group, Inc. from 2011 to 2015, and Chief Financial Officer at Fulcrum Power Services from 2006 to 2011. From 1996 to 2006, Mr. Dodgen spent ten years in investment banking with JPMorgan and Merrill Lynch where he focused predominantly on mergers and acquisitions. Prior to investment banking, Mr. Dodgen worked for Affiliated Computer Services in Dallas, and he began his career at PricewaterhouseCoopers. Mr. Dodgen received a B.B.A. in Accounting from Texas A&M University and an M.B.A. from the Booth School of Business at The University of Chicago. He is a licensed CPA.
John F. Moreno, Jr. Executive Vice President, Chief Operating Officer Age: 53
Mr. Moreno has served as our Executive Vice President, Chief Operating Officer since April 2019. He has over 30 years of experience in the engineering and construction industry and has extensive experience in energy-related markets. From October 2010 until March 2019, he served as President of PCL Industrial Construction Co., a private, heavy industrial construction firm. Prior to that, he held a variety of positions with PCL since 2000, including Operations Manager and General Manager. Mr. Moreno has a Bachelor of Science degree in Mechanical Engineering from Georgia Institute of Technology and an M.B.A. from the Wharton School at the University of Pennsylvania.

40 | PRIMORIS	2022 PROXY STATEMENT

John M. Perisich Executive Vice President, Chief Legal Officer and Secretary Age: 57
Mr. Perisich has served as our Executive Vice President and Chief Legal Officer since May 2013. He previously served as our Senior Vice President and General Counsel from July 2008. Prior to that, he served as Vice President and General Counsel of Primoris Corporation beginning in February 2006, and previous to that was Vice President and General Counsel of Primoris Corporation and its predecessor, ARB, Inc. Mr. Perisich joined ARB in 1995. Prior to joining ARB, Mr. Perisich practiced law at Klein, Wegis, a full-service law firm based in Bakersfield, California. He received a B.A. degree from UCLA in 1987, and a J.D. from the University of Santa Clara in 1991.

2022 PROXY STATEMENT	PRIMORIS | 41

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis
This section discusses the oversight of our executive compensation program by the Compensation Committee of the Board of Directors and provides a discussion of the compensation earned in 2021 by our named executive officers (“NEOs”). Our NEOs for 2021 include the following:

Thomas E. McCormick	Kenneth M. Dodgen	John F. Moreno, Jr.	John M. Perisich
President and Chief Executive Officer (CEO)	Executive Vice President, Chief Financial Officer (CFO)	Executive Vice President, Chief Operating Officer	Executive Vice President, Chief Legal Officer and Secretary
Overview
Our management compensation programs apply broadly to all officers and management persons at the Company with modifications to reflect the different management levels, experience levels and types of responsibilities. The Company’s goal is to align compensation so that the entire management team is committed to the Company’s corporate objectives of achieving both near- and long-term profitable growth.
In 2019, the Compensation Committee approved an Incentive Compensation Plan that established a more formulaic annual incentive calculation and an increased emphasis on equity awards within the total compensation structure. We believe that our compensation practice will further enhance value for our stockholders.
Shareholder “Say-on-Pay” Vote

"Say-on-Pay" Approval
85.2%
at the 2020 Annual Meeting

At our Annual Meeting of Stockholders in May 2020, 85.2% of votes cast on our advisory vote on executive compensation (“say-on-pay proposal”) were voted in favor of the proposal, which our Compensation Committee has considered in designing and granting compensation to our NEOs. Consistent with the vote of our shareholders at our 2017 Annual Meeting on the proposed frequency for seeking advisory votes on executive compensation, we submit a say-on-pay proposal to a shareholder vote every three years.

Compensation Philosophy

42 | PRIMORIS	2022 PROXY STATEMENT

Executive Compensation
Processes and Procedures for Determining Executive Compensation
The following describes the roles of the key participants and sources of information in the process of setting compensation.

Role of the Compensation Committee

The Compensation Committee reviews and approves compensation and benefit policies and objectives determines whether our officers, directors and employees are generally compensated in accordance with these objectives, and carries out certain of the Board's responsibilities relating to the compensation of our executives. The Compensation Committee operates under a charter approved by the Board. All of the Compensation Committee members meet the Nasdaq independence standards, are "Non-employee" Directors as defined by the Exchange Act.

For our executives' compensation, the Compensation Committee approves the structure of the compensation program. In addition, the Compensation Committee, in coordination with the recommendations by the CEO (excluding his own), directly sets the compensation for the Company's senior officers, including all NEOs. The Compensation Committee is involved in all matters where approval is appropriate for tax or regulator reasons.

Role of Board of Directors

The Board provides final approval o Compensation Committee compensatio changes for the executive officers This approval is obtained at an independent Director session withou the presence of management Directors.

Role of Executives

Our CEO is responsible for reviewing the compensation and performance of all the executive officers, other than himself. He makes recommendations to the Compensation Committee for adjustments in compensation, for annual discretionary bonus amounts and for any other compensation changes. The Compensation Committee uses the CEO's recommendations and its evaluation of current individual and business performance and historical individual and business performance to review and approve annual bonus amounts. Our CEO is not present during and does not participate in the discussion of any elements of his compensation with the Compensation Committee.

Our CFO facilitates the sharing of information among the Company, the compensation consultant and the Compensation Committee. In this role, he communicates with the compensation consultant at the direction of the CompensationCommittee.

Role of External Advisor

The Compensation Committee engages Pay Governance, LLC as an independent consulting resource as needed to help it with its responsibilities. When requested, information and advice provided by Pay Governance may include reviews and critique of our executive compensation philosophy and strategies; a competitive analyses of competition program design; and presentations to update market trends. Pay Governance attends Compensation Committee meetings as requested by the Compensation Committee and conducts private meetings with the Compensation Committee without management representatives at the Committee's request.

Role of Benchmarking

We believe that it is helpful when making compensation-related decisions to be aware of current practices at similarly situated publicly held companies in engineering, construction, and related industries. The Compensation Committee periodically considers the compensation levels at other companies in our industry. We do not view benchmarking as a stand-alone tool for setting compensation due to the aspects of our business and objectives that may be unique to us. In using its collective judgment in setting executive pay, the Compensation Committee may use benchmarking as one consideration. However, at this time the Compensation Committee's decisions are based primarily on recommendations from our CEO, the Compensation Committee's evaluation of the executive's performance, the overall Company performance and our compensation strategy. We reviewed the most recent proxy information available for the following 12 publicly traded engineering and construction companies (primarily fiscal year 2020information): Ameresco, Inc.; APi Group Corporation; Arcosa, Inc.; Comfort Systems USA, Inc.; Dycom Industries, Inc.; EMCOR Group, Inc.; Granite Construction, Inc.; IES Holding, Inc.; MasTec, Inc.; MYR Group, Inc.; Tetra Tech, Inc.; and Valmont Industries, Inc. We found that our CEO's total 2021 compensation was in the lower half of the peer companies' CEOs on an absolute basis and in the lower third when total compensation was normalized for annual revenue.

2022 PROXY STATEMENT	PRIMORIS | 43

Executive Compensation
Components of NEO Compensation
The primary elements of our current compensation and benefits programs for our NEOs are summarized in the table below. Each component has a critical role in motivating and rewarding strong performance and retaining the NEOs who deliver such performance.
Compensation Element	Performance/Payment Criteria	Purpose
Base Salary Cash	• Individual performance; • Specific role and responsibilities; and • Experience in the role	• To provide a fixed level of cash compensation; and • To attract and retain key executives
Incentive Compensation Plan Cash Restricted Stock Units (“RSUs”)
•
Total award is paid:

•
75% in cash

•
25% in RSUs that vest over three years in equal annual installments

•
75% of the total award is based on the achievement of performance targets established by the Compensation Committee related to:

•
Net Income;

•
New Business Generated;

•
Cash Management; and

•
Safety Performance

•
25% of the total award is discretionary

•
To provide incentives to achieve annual financial and operational performance targets, which focus on profitable growth and safe execution;

•
To reward achievement of those targets;

•
To attract and retain key executives; and

•
To align executive and stockholder interests

Retirement Benefits 401(k) Matching	—	• To provide a competitive compensation package
Perquisites Healthcare Benefits Auto Allowance Aircraft Usage	—	• To maintain the health and safety of executives; and • To provide a competitive compensation package
Compensation Committee Pay Decisions
Base Salary Amounts
In accordance with Company practices, base salaries for employees are reviewed annually. For the NEOs, with the exception of the CEO, the Compensation Committee reviewed the recommendations from Mr. McCormick at the time of the annual reviews. The following table shows changes approved by the Board, effective March 7, 2021:
Name	2021 Base Salary	2020 Base Salary	Percentage Increase
Thomas E. McCormick	$750,000	$675,000	11.1%
Kenneth M. Dodgen	460,000	425,100	8.2%
John F. Moreno Jr.	560,000	515,000	8.7%
John M. Perisich	500,000	482,828	3.6%

44 | PRIMORIS	2022 PROXY STATEMENT

Executive Compensation
Incentive Compensation Plan
The Company’s incentive compensation plan (“ICP”) for senior leadership and executives is designed to provide annual awards payable in 75% cash and 25% equity in the form of RSUs. The total annual award earned is comprised of two components:
An eligible NEO that begins employment during the performance year will generally have to wait a year to enter the ICP, unless otherwise determined by the CEO and with the approval of the Compensation Committee. Generally, a NEO must be employed by the Company on the date any cash incentive compensation is paid. Otherwise, the NEO forfeits any and all rights to such compensation unless contractual provisions entitle the NEO to a full or pro-rated amount or otherwise determined by the CEO (other than with respect to himself) and with approval of the Compensation Committee.
Measurable Performance Awards
The measurable performance award for each NEO under the ICP is calculated as a percentage of such NEO’s base salary earned during the year (the “ICP Target”), which is then multiplied by the weighted achievement percentage associated with the Company performance metrics, as set forth in the following calculation:

2022 PROXY STATEMENT	PRIMORIS | 45

Executive Compensation
The Compensation Committee established the following ICP Targets for each NEO for the 2021 performance year:
Name	Base Salary Earned	ICP Target (% of Base Salary)	ICP Target Amount
Thomas E. McCormick	$737,019	225%	$1,658,293
Kenneth M. Dodgen	453,960	175	794,430
John F. Moreno Jr.	552,212	175	966,371
John M. Perisich	497,029	175	869,801
Net Income Component
The Net Income Component of the ICP is based on annual net income. A payout occurs only if actual net income is greater than the threshold amount and payout under this component is subject to a maximum achievement percentage. Based on the performance scale adopted by the Compensation Committee for the 2021 performance year, NEOs could earn awards for this component of the ICP as follows (when performance falls between the designated payout points above the threshold amount, the awards are determined by interpolation):
If Net Income is (in millions)	% of Target	Achievement %
Below $94.9 (threshold)	Less than 75%	0%
$94.9	75%	20%
$126.5 (target)	100%	70%
$145.5	115%	100%
Above $145.5 (maximum)	Greater than 115%	120%
For the 2021 performance year, the Compensation Committee established a target ICP net income of $126.5 million. The Compensation Committee concluded that actual ICP net income for the performance year was $118.4, which represents approximately 93.6% of the target and an achievement percentage of 57.2%.
The following table details the actual payouts associated with the ICP Earnings per Share component:
Name	ICP Target Amount	ICP Earnings per Share Component	Achievement Percentage	Multiplier	ICP Earnings per Share Award Earned(1)
Thomas E. McCormick	$1,658,293	60%	57.2%	75%	$426,949
Kenneth M. Dodgen	794,430	60	57.2	75	204,536
John F. Moreno Jr.	966,371	60	57.2	75	248,805
John M. Perisich	869,801	60	57.2	75	223,941

1
Calculations may not be exact due to the rounding of the achievement percentage input used in the calculation

New Business Generated Component
The New Business Generated Component of the ICP is based on new contracts executed where scope is adequately defined and revenue generated under contracts where scope is not adequately defined during the 2021 plan year. A payout occurs only if actual new business generated is greater than the threshold amount and payout under this component is subject to a maximum achievement percentage. Based on the performance scale adopted by the Compensation Committee for the 2021 performance year, NEOs could earn awards for this component of the ICP as follows (when performance falls between the designated payout points above the threshold amount, the awards are determined by interpolation):
If New Business Taken is (in millions)	% of Target	Achievement %
Below $3,172.1 (threshold)	Less than 75%	0%
$3,172.1	75%	20%
$4,229.5 (target)	100%	70%
$4,229.5	115%	100%
Above $4,863.9 (maximum)	Greater than 115%	120%

46 | PRIMORIS	2022 PROXY STATEMENT

Executive Compensation
For the 2021 performance year, the Compensation Committee established a target ICP new business generated of $4,229.5 million. The Compensation Committee concluded that actual ICP new business generated for the performance year was $4,618.4 million, which represents approximately 109.2% of the target and an achievement percentage of 88.4%.
The following table details the actual payouts associated with the ICP New Business Generated component:
Name	ICP Target Amount	ICP New Business Generated Component	Achievement Percentage	Multiplier	ICP New Business Generated Award Earned(1)
Thomas E. McCormick	$1,658,293	25%	88.4%	75%	$274,830
Kenneth M. Dodgen	794,430	25	88.4	75	131,661
John F. Moreno Jr.	966,371	25	88.4	75	160,157
John M. Perisich	869,801	25	88.4	75	144,152

1
Calculations may not be exact due to the rounding of the achievement percentage input used in the calculation

Cash Management Component
The Cash Management Component of the ICP is based on the ability of the Company to manage cash during the 2021 plan year. Cash management is measured as the average days of accounts receivable outstanding plus the average days of unbilled contract revenue outstanding less the average days of deferred contract revenue outstanding. A payout occurs only if actual cash management is better than the threshold amount and payout under this component is subject to a maximum achievement percentage. Based on the performance scale adopted by the Compensation Committee for the 2021 performance year, NEOs could earn awards for this component of the ICP as follows (when performance falls between the designated payout points above the threshold amount, the awards are determined by interpolation):
If Cash Management is (in days)	% of Target	Achievement %
Above 87.5 (threshold)	Greater than 125%	0%
87.5	125%	20%
70 (target)	100%	70%
59.5	85%	100%
Below 59.5 (maximum)	Less than 85%	120%
For the 2021 performance year, the Compensation Committee established a target ICP cash management of 70 days. The Compensation Committee concluded that actual ICP cash management for the performance year was 56 days, which represents approximately 80.0% of the target and an achievement percentage of 120.0%.
The following table details the actual payouts associated with the ICP Cash Management component:
Name	ICP Target Amount	ICP Cash Management Component	Achievement Percentage	Multiplier	ICP Cash Management Award Earned
Thomas E. McCormick	$1,658,293	10%	120.0%	75%	$149,246
Kenneth M. Dodgen	794,430	10	120.0	75	71,499
John F. Moreno Jr.	966,371	10	120.0	75	86,973
John M. Perisich	869,801	10	120.0	75	78,282
Safety Performance Component
The final component of the ICP is based on Company’s achievement of measurable safety performance goals. Performance with respect to this component is measured by the Company’s consolidated total recordable incident rate (“TRIR”) for the performance year. TRIR is defined as the number of work injuries in the performance year multiplied by 200,000 divided by reportable hours worked. A payout occurs only if actual TRIR is below the threshold amount and payout under this component is subject to a maximum achievement percentage. Based on the performance scale adopted by

2022 PROXY STATEMENT	PRIMORIS | 47

Executive Compensation
the Compensation Committee for the 2021 performance year, NEOs could earn awards for this component of the ICP as follows (when performance falls between the designated payout points below the threshold amount, the awards are determined by interpolation):
If TRIR is	% of Target	Achievement %
Above 0.75 (threshold)	Greater than 125%	0%
0.75	125%	20%
0.60 (target)	100%	70%
0.51	85%	100%
Below 0.51 (maximum)	Less than 85%	120%
For the 2021 performance year, the Compensation Committee established a target ICP TRIR of 0.60. The Compensation Committee concluded that actual ICP TRIR for the performance year was 0.49, which represents approximately 82.1% of the target and an achievement percentage of 120.0%.
The following table details the actual payouts associated with the ICP Safety component:
Name	ICP Target Amount	ICP Safety Component	Achievement Percentage	Multiplier	ICP Safety Award Earned
Thomas E. McCormick	$1,658,293	5%	120.0%	75%	$74,623
Kenneth M. Dodgen	794,430	5	120.0	75	35,749
John F. Moreno Jr.	966,371	5	120.0	75	43,487
John M. Perisich	869,801	5	120.0	75	39,141
Discretionary Amounts
Under the ICP, 25% of each NEOs total annual award is discretionary, as evaluated and approved by the Compensation Committee. There is not a requirement that there be a relationship between the measurable performance and the discretionary performance. For example, a discretionary performance bonus could be awarded even if most, or all, of the measurable performance goals were not attained. Similarly, an excellent measurable performance would not necessarily result in awarding a maximum discretionary performance amount.
The following table lists the discretionary performance award amounts for 2021 and 2020.
Name	2021 Discretionary Performance Amount	2020 Discretionary Performance Amount	$ increase (decrease)
Thomas E. McCormick	$352,387	$349,142	$3,245
Kenneth M. Dodgen	178,747	175,375	3,372
John F. Moreno, Jr.	193,274	213,847	(20,573)
John M. Perisich	206,578	200,227	6,351
Equity Awards
Under the ICP, all of the NEOs are paid their total awards (measurable and discretionary) 75% in cash and 25% in RSUs. The RSUs generally vest over three years in equal annual installments, as long as the NEO is employed by the Company, subject to accelerated vesting upon the reporting person’s termination without cause, death, disability, or retirement from the Company. The number of RSUs are determined using a 25% discount to the average December 2021 closing price for Primoris shares.

48 | PRIMORIS	2022 PROXY STATEMENT

Executive Compensation
The following table shows the total RSUs earned by each of the NEOs under the ICP in 2021 and granted in March 2022:
Name	RSUs Granted
Thomas E. McCormick	18,021
Kenneth M. Dodgen	8,774
John F. Moreno, Jr	10,332
John M. Perisich	9,759
During 2021, the Compensation Committee further evaluated the equity compensation of our NEOs compared to our peer companies. Based on this evaluation, it was determined that additional equity compensation should be awarded to each of our NEOs to more closely align with the equity compensation of our peer companies. As a result, each NEO received an additional one-time RSU grant in June 2021.
Other Compensation Items
Stock Ownership Guidelines
In August 2019, our Nominating and Corporate Governance Committee established minimum stock ownership guidelines for executive officers, with the goal of promoting equity ownership and aligning our executive officers’ interests with our stockholders. The ownership guidelines are currently established at the following minimum levels:
Name	Guideline
Chief Executive Officer	3x base salary
Other Executive Officers	2x base salary
Officers will have five years from adoption of these stock ownership guidelines or five years from the date of hiring or promotion to acquire the shares needed to meet the stock ownership guidelines. The Company’s Secretary will evaluate compliance on an annual basis, as of April 29 of each year, and not on a running basis. If an officer achieves compliance with these stock ownership guidelines as of April 29 of any year, the officer will not be deemed to have failed to comply with these guidelines as of April 29 of any future year as a result of a decline in the Company’s stock price if the officer has not sold any shares. The Secretary will provide a compliance report to the Nominating and Corporate Governance Committee prior to the annual election of executive officers.
The following are used in determining stock ownership for purposes of these guidelines:
• shares owned separately by the officer or owned either jointly with, or separately by, his or her immediate family members residing in the same household;
• shares held in trust for the benefit of the officer or his immediate family members;
• shares purchased on the open market;
• shares purchased or awarded through the Company’s Long-term Retention Plan (the “LTR Plan”);
• vested and unvested time-based restricted stock or restricted stock units; and
• dividend equivalent shares.
Anti-Hedging Policy
The Company prohibits directors and executive officers from entering into speculative transactions in Primoris securities, such as prepaid variable forwards, forward sale contracts, short sales, equity swaps, collars, zero-cost collars and other derivative transactions. We believe these prohibitions ensure that levels of stock ownership in accordance with our stock ownership guidelines are effective in aligning each individual’s interests with those of our stockholders.
Pay Recoupment (Clawback) Policy
The Company employs the following clawback policy that applies to NEOs. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company as a result of misconduct with any financial reporting requirement under the securities laws, any participant who knowingly or through gross negligence engaged in the misconduct, or who knowingly or through gross negligence failed to prevent the misconduct, and any participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, shall reimburse the Company for the amount of any payment in settlement of an award earned or accrued during the twelve (12) month

2022 PROXY STATEMENT	PRIMORIS | 49

Executive Compensation
period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document embodying such financial reporting requirement. The Board has sole discretion to make any and all decisions under this policy.
The SEC has proposed new rules that could affect the Company’s clawback policies. When the rules are finalized, the Company will update its policies to be in compliance with such rules.
Risk Assessment
The Compensation Committee considered the risks associated with the Company’s compensation policies and practices for executive officers and determined that it did not identify any risks that are reasonably likely to have a material adverse effect on the Company. This conclusion was based on the following considerations:

•
The Compensation Committee structures compensation at the senior management level to consist of both fixed and variable compensation. The base salaries of senior management are typically set at market levels and are designed to provide a steady income so that senior management does not feel pressured to focus exclusively on stock price performance to the detriment of other important business metrics. The variable portions of compensation are generally designed to reward both short-term and long-term performance as measured under several financial and operational performance metrics. Additionally, RSUs generally vest over three years in equal annual installments, which the Compensation Committee believes encourages senior management to focus on sustained stock appreciation and promotes retention. The Compensation Committee believes that the variable elements of compensation are a sufficient percentage of overall compensation to motivate short-term and long-term results, while the fixed element is also sufficient such that senior management is not encouraged to take unnecessary or excessive risks in doing so.

•
The Compensation Committee believes the financial and operational performance measures for determining cash and equity awards earned under our ICP are aligned with the Company’s short-term and long-term operating and strategic plans and that the targets for those measures are set at appropriate levels that do not encourage unnecessary or excessive risk taking.

•
The Board has adopted stock ownership guidelines for our executive officers, which the Compensation Committee believes provide a considerable incentive for management to consider the Company’s long-term interests because a meaningful portion of their personal investment portfolio consists of the Company’s Common Stock.

• Individual awards are capped under our ICP, which the Compensation Committee believes mitigates excessive risk taking.

•
The Company has a clawback policy that allows us to recover certain incentive compensation from executive officers and other senior management for the achievement of certain Company financial results that were subsequently subject to a restatement.

Tax Matters
Generally, Internal Revenue Code Section 162(m) limits a tax deduction to public companies for compensation of each “covered employee” to $1 million in any one year. Amendments to Section 162(m) for the Tax Cuts and Jobs Act of 2017 (“Tax Act”) became effective in tax years beginning on or after January 1, 2018. As amended, Section 162(m) no longer allows performance-based compensation to be exempt from the deduction limitation. Further, for tax years beginning on or after January 1, 2018, the deduction limitation applies to compensation of a public company’s CEO, CFO and each of the next three highest compensated executive officers. Beginning in 2017, an employee who becomes a covered employee will remain a covered employee until separation from the Company. The Company structured the 2013 Equity Plan with the intention that certain performance awards made under the plan would qualify for tax deductibility. As a result of changes within the Tax Act, the performance awards are now subject to the deduction limitation along with other compensation.
Employment Agreements for Named Executive Officers
At the time of his selection as CEO, effective November 4, 2019, the Company entered into a five-year employment agreement with Thomas E. McCormick, setting out his annual base salary, plus a performance bonus opportunity. In the event of termination without cause, by death, disability or change of control, certain severance benefits will be paid, including a lump sum payment of 100% of base salary, a pro rata portion of a bonus, up to one year of the employee’s share of the premium for COBRA medical benefits, and accelerated vesting of any RSUs.
At the time of his hire as Chief Operating Officer, effective April 1, 2019, the Company entered into a five-year employment agreement with John F. Moreno, Jr., setting out his annual base salary, issuance of RSUs plus a performance bonus opportunity. In the event of termination without cause, by death, disability or change of control, certain severance benefits will be paid, including a lump sum payment of 100% of base salary, a pro rata portion of a bonus, up to one year of the employee’s share of the premium for COBRA medical benefits, and accelerated vesting of any RSUs.
The Company has also entered into a five-year employment agreement with all of its other NEOs. The agreements set out annual base salary plus a performance bonus opportunity. In the event of termination without cause, by death, disability

50 | PRIMORIS	2022 PROXY STATEMENT

Executive Compensation
or change of control, certain severance benefits will be paid, including a lump sum payment of 100% of base salary, a pro rata portion of a bonus, up to one year of the employee’s share of the premium for COBRA medical benefits, and accelerated vesting of any RSUs.
All of the employment agreements contain certain restrictive covenants that prohibit the executives from disclosing information that is confidential to us and our subsidiaries and generally prohibits them, during the employment term and for two years thereafter, from soliciting or hiring our employees or our subsidiary employees and from using our confidential information to divert any customer business from us, or to otherwise alter the manner in which a customer does business with us.

2022 PROXY STATEMENT	PRIMORIS | 51

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included herein and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.
Compensation Committee
Patricia K. Wagner (Chair)
Carla S. Mashinski
Robert A. Tinstman

52 | PRIMORIS	2022 PROXY STATEMENT

COMPENSATION TABLES

Summary Compensation Table
The following table and accompanying notes provide summary information with respect to total compensation earned or paid by us or our subsidiaries to our NEOs.
Name and Principal Position	Year	Salary(1)	Bonus(2)	Stock Awards(3)	Non-Equity Incentive Plan Compensation(4)	All Other Compensation(5)	Total
Thomas E. McCormick President and Chief Executive Officer	2021	$737,019	$264,291	$1,644,586	$694,236	$106,506	$3,446,638
	2020	653,365	261,857	223,121	909,188	103,620	2,151,151
	2019	593,850	100,212	—	469,189	61,791	1,225,042
Kenneth M. Dodgen Executive Vice President, Chief Financial Officer	2021	$453,960	$134,060	$673,805	$332,584	$64,821	$1,659,230
	2020	421,956	131,532	122,462	456,689	36,374	1,169,013
	2019	393,173	51,604	—	260,936	51,552	757,265
John F. Moreno, Jr. Executive Vice President, Chief Operating Officer	2021	$552,212	$144,956	$844,824	$404,566	$57,467	$2,004,025
	2020	514,519	160,385	112,888	556,871	61,160	1,405,823
	2019	338,463	63,461	500,000	224,626	21,342	1,147,892
John M. Perisich Executive Vice President, Chief Legal Officer	2021	$497,029	$154,933	$719,659	$364,138	$46,113	$1,781,872
	2020	481,749	150,170	147,175	521,403	36,550	1,337,047
	2019	461,568	69,235	—	306,327	36,532	873,662

1
Salary includes all regular wages paid to the NEO and any amount that was voluntarily deferred by the NEO pursuant to our 401(k) Plan.

2
The amounts shown in this column represents the discretionary cash awards earned under the Company’s ICP, which is discussed in further detail in the preceding section “Compensation Discussion and Analysis—Compensation Committee Pay Decisions—Incentive Compensation Plan”.

3
The amounts shown in this column represents the aggregate grant date fair value of the RSUs granted by our Board of Directors computed in accordance with FASB ASC Topic 718, as described in Note 17 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021. The fair value was based on the market closing price of our stock one day prior to the grant date. This amount reflects our accounting expense to be recognized over the vesting period of the RSUs awarded and does not correspond to the actual value that will be recognized by the NEO. A portion of these awards were granted on March 1, 2021 based on 2020 performance under the Company’s ICP and a portion was a one-time grant on June 29, 2021 to more closely align each NEO’s compensation with our peer companies.

4
Amounts shown in this column reflect the measurable cash awards earned under the Company’s ICP, which is discussed in further detail in the preceding section “Compensation Discussion and Analysis—Compensation Committee Pay Decisions—Incentive Compensation Plan”.

2022 PROXY STATEMENT	PRIMORIS | 53

5
All other compensation for the NEOs includes the following:

	Year	Auto Allowance	Personal Use of Company Airplane(a)	Company Paid Portion of Health Care Benefits	Company Paid Contributions to Employee 401(k) savings account	Dividend Equivalent Units(b)	Total Other Compensation
Thomas E. McCormick	2021	$12,000	$70,265	$12,641	$11,600	$—	$106,506
Kenneth M. Dodgen	2021	$10,800	$29,035	$12,641	$11,600	$745	$64,821
John F. Moreno, Jr.	2021	$12,000	$21,196	$12,671	$11,600	$—	$57,467
John M. Perisich	2021	$12,000	$9,872	$12,641	$11,600	$—	$46,113

a
The Company determined the value of personal aircraft use using the aggregate incremental cost to the Company, including the cost of fuel, trip-related maintenance, crew travel expenses, landing fees, trip related costs and other variable costs. For tax purposes, income is imputed to the executive for non-business travel based on a multiple of the SIFL rates.

b
Mr. Dodgen accrued “Dividend Equivalent Units” (as defined in the 2013 Equity Plan) on his vested and unissued RSUs. The amounts shown in this column represent the value of the Dividend Equivalent Units.

54 | PRIMORIS	2022 PROXY STATEMENT

Grants of Plan-Based Awards, Outstanding Equity Awards at Fiscal Year-End, Options Exercised and Stock Grants Vested
The following table sets forth the individual grants of plan-based awards to our NEOs during 2021.
Grants of Plan-Based Awards
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units(2)	Grant Date Fair Value of Stock Awards(3)
	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Thomas E. McCormick	N/A	186,558	652,953	1,119,348
	3/1/2021				19,258	$644,565
	6/29/2021				33,922	1,000,021
Kenneth M. Dodgen	N/A	89,373	312,807	536,240
	3/1/2021				9,674	$323,789
	6/29/2021				11,873	350,016
John F. Moreno, Jr.	N/A	108,717	380,508	652,300
	3/1/2021				11,796	$394,812
	6/29/2021				15,265	450,012
John M. Perisich	N/A	97,853	342,484	587,115
	3/1/2021				11,044	$369,643
	6/29/2021				11,873	350,016

1
The threshold, target and maximum amounts in these columns show the range of cash payouts targeted for 2021 that could have been earned based on the achievement of performance goals under the ICP, which is discussed in further detail in “Compensation Discussion and Analysis—Compensation Committee Pay Decisions—Annual Bonuses”.

2
The RSU awards reported in this column and the “Grant Date Fair Value of Stock Awards” column represent long-term equity incentive awards granted by the Board of Directors under the 2013 Equity Plan. The RSU awards granted on March 1, 2021 vest in three equal installments on each of the first through third anniversaries of March 1, 2021. The RSU awards granted on June 29, 2021 vest 25 percent on June 29, 2023 and 75 percent on June 29, 2024. Excluded from this table are the Dividend Equivalent Units provided for under the RSU Agreement grant. These Divided Equivalent Units are included in the All Other Compensation column of the Summary Compensation Table and the Outstanding Equity Awards at Fiscal Year-End table and therefore do not constitute additional compensation not otherwise reported in this Proxy Statement.

3
The amount shown in this column represents the aggregate grant date fair value of the RSUs granted by our Board of Directors computed in accordance with FASB ASC Topic 718.

Outstanding Equity Awards at Fiscal Year-End
	Stock Awards
	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(1)
Thomas E. McCormick	60,746(2)	$1,456,689
Kenneth M. Dodgen	25,700(3)	616,286
John F. Moreno, Jr.	55,067(4)	1,320,507
John M. Perisich	27,908(5)	669,234

1
Market value is calculated by multiplying the number of RSUs that have not vested by the closing market price of our Common Stock on December 31, 2021, which was $23.98 per share.

2
Includes unvested awards of RSUs covering (i) 3,784 shares that vested on February 28, 2022; (ii) 6,419 shares that vested on March 1, 2022; (iii) 3,782 shares that vest on February 28, 2023; (iv) 6,420 shares that vest on March 1, 2023; (v) 8,481 shares that vest on June 29, 2023; (vi) 6,419 shares that vest on March 1, 2024; and (vii) 25,441 shares that vest on June 29, 2024.

3
Includes unvested awards of RSUs covering (i) 2,077 shares that vested on February 28, 2022; (ii) 3,225 shares that vested on March 1, 2022; (iii) 2,076 shares that vest on February 28, 2023; (iv) 3,224 shares that vest on March 1, 2023; (v) 2,969 shares that vest on June 29, 2023; (vi) 3,225 shares that vest on March 1, 2024; and (vii) 8,904 shares that vest on June 29, 2024.

2022 PROXY STATEMENT	PRIMORIS | 55

4
Includes unvested awards of RSUs covering (i) 1,915 shares that vested on February 28, 2022; (ii) 3,932 shares that vested on March 1, 2022; (iii) 24,178 shares that vest on April 1, 2022 (iv) 1,913 shares that vest on February 28, 2023; (v) 3,932 shares that vest on March 1, 2023; (vi) 3,817 shares that vest on June 29, 2023; (vii) 3,932 shares that vest on March 1, 2024; and (viii) 11,448 shares that vest on June 29, 2024.

5
Includes unvested awards of RSUs covering (i) 2,497 shares that vested on February 28, 2022; (ii) 3,681 shares that vested on March 1, 2022; (iii) 2,494 shares that vest on February 28, 2023; (iv) 3,682 shares that vest on March 1, 2023; (v) 2,969 shares that vest on June 29, 2023; (vi) 3,681 shares that vest on March 1, 2024; and (vii) 8,904 shares that vest on June 29, 2024.

Stock Vested in 2021
The following table sets forth the number and value of stock awards that vested for the NEOs during 2021.
	Stock Awards
	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
Thomas E. McCormick	3,783	$126,617
Kenneth M. Dodgen	4,130	120,402
John F. Moreno, Jr.	1,914	64,062
John M. Perisich	16,926	465,208

1
Amounts shown reflect the market value of the shares as of the vesting date.

Potential Payments Upon Termination
The Company has an employment agreement with Messrs. McCormick, Dodgen, Moreno, and Perisich. The terms of the employment agreements provide that we must pay certain severance benefits in the event the NEO is terminated by us for any reason other than for “cause”, including salary continuation for a twelve-month period.
The following table shows amounts that would be payable to each of the following NEOs under the scenario that the executive is terminated without cause, for a change in control, or leaves due to death or disability. The table assumes that the terminating event occurred on December 31, 2021, and the NEO returned an executed release of claims (other than if leaving due to death), on which these termination payments are conditioned.
	Base Salary(1)	Equity(2)	Bonus(3)	Health Care Benefits(4)	Accrued Vacation(5)	Total
Thomas E. McCormick	$750,000	$1,456,689	$1,687,500	$22,089	$43,269	$3,959,547
Kenneth M. Dodgen	460,000	616,286	805,000	22,089	26,538	1,929,913
John F. Moreno, Jr.	560,000	1,320,507	980,000	20,333	32,308	2,913,147
John M. Perisich	500,000	669,234	875,000	22,089	28,846	2,095,169

1
Calculated as a lump sum payment equal to one year’s base salary.

2
Represents accelerated vesting, as of December 31, 2021, of RSUs granted to each of the NEOs. The value is based on the closing price of our Common Stock at December 31, 2021.

3
In the event of termination without cause, or by death or disability, calculated as a lump sum payment equal to the target bonus amount that would have been paid for the calendar year.

4
In the event of the executive’s termination without cause or disability, he is entitled to up to one year of healthcare benefits. The amount reflects both the employee and employer portion of health care premium costs.

5
Each executive is allowed an accrual of up to three weeks of vacation. For purposes of this table, it was assumed that the full three weeks would be paid upon termination.

56 | PRIMORIS	2022 PROXY STATEMENT

Pay Ratio Disclosure
We are providing the following information to comply with Section 953(b) of Dodd-Frank and Item 402(u) of Regulation S-K. For 2021, our last completed fiscal year, we determined the ratio of the annual total compensation of our CEO relative to the annual total compensation of our median employee. We are using the same median employee for our 2021 pay ratio as we used for 2020. In this regard, we do not reasonably believe there have been changes in our employee population or compensation that would significantly change our pay ratio. For purposes of reporting annual total compensation and the ratio of annual total compensation of the CEO to the median employee, both the CEO’s and median employee’s annual total compensation were calculated consistent with the disclosure requirement of executive compensation under the Summary Compensation Table.
After applying the methodology described above, our median employee compensation using the Summary Compensation Table requirements was $56,828. Our CEO’s compensation as disclosed in the Summary Compensation Table was $3,446,638. Based on this information, the estimate of the ratio of compensation for our CEO to the median employee for 2020 was 61:1. This ratio is specific to our Company and may not be comparable to any ratio disclosed by another company.
Retirement Plans
We sponsor multiple defined contribution plans for eligible employees not covered by collective bargaining agreements. Our plans include various features such as voluntary employee pre-tax and Roth-based contributions and matching contributions made by us. The plans do not provide any benefits for any executives other than those provided to all employees.
2013 Equity Incentive Plan
Background. In May 2013, the stockholders approved, and the Company adopted the 2013 Equity Plan.
The principal purpose of our 2013 Equity Plan is to provide incentives for our officers, employees and consultants, as well as the officers, employees and consultants of any of our subsidiaries. In addition to awards made to officers, employees or consultants, the 2013 Equity Plan permits us to grant options or other equity securities to our Directors.
The following table gives information about our Common Stock that may be issued upon the exercise of options, warrants, and rights, or upon settlement of RSUs, all as part of the Company’s 2013 Equity Plan as of December 31, 2021.
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights under equity plan(1) (a)	Weighted-average exercise price per share of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	418,461	$ —	869,882
Equity compensation plans not approved by security holders	—	—	—
Total	418,461	$ —	869,882

1
Equity awards listed represent RSUs awarded through the RSU Agreements under the 2013 Equity Plan.

2022 PROXY STATEMENT	PRIMORIS | 57

STOCKHOLDER PROPOSALS FOR OUR 2023 ANNUAL MEETING

The rules of the SEC establish the eligibility requirements and the procedures that must be followed for inclusion of a stockholder’s proposal in a public company’s proxy materials. Under those rules, proposals submitted for inclusion in our 2023 proxy materials must be received on or before the close of business on November 25, 2022. Proposals for inclusion in our 2023 proxy materials must comply with the procedures set forth in Rule 14a-8 under the Exchange Act.
Our Amended and Restated Bylaws (“Bylaws”) provide that in order for nominations of persons for election to the Board and a proposal of business to be properly brought before an Annual Meeting of Stockholders, it must be either: (1) specified in the notice of the meeting given by us, (2) otherwise brought before the meeting by or at the direction of our Board, or (3) properly brought before the meeting by a stockholder entitled to vote at the meeting who complies with the following notice procedures: (i) the stockholder must give timely notice thereof in writing of the nomination or business to be brought before such meeting to our Secretary, and (ii) such business must be a proper matter for stockholder action under the Delaware General Corporation Law. Our Bylaws provide that to be timely, a stockholder’s notice must be delivered to our Secretary at our principal executive offices not less than 45 days prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year’s Annual Meeting. If the date of the subsequent year’s Annual Meeting of Stockholders is changed by more than 30 days from the date of the prior year’s meeting, notice by the stockholder for the subsequent year’s Annual Meeting must be delivered to our Secretary within a “reasonable time” prior to our mailing of the proxy materials for the subsequent year’s Annual Meeting of Stockholders. To be properly brought before the 2023 Annual Meeting, notice must be received no later than February 8, 2023.
Any stockholder who intends to present a proposal or nominate persons for election to the Board at the 2023 Annual Meeting of Stockholders must send notice, with all required information, via standard mail, overnight delivery or other courier service, to Primoris Services Corporation, 2300 N. Field Street, Suite 1900, Dallas, Texas 75201, Attention: Secretary.

58 | PRIMORIS	2022 PROXY STATEMENT

OTHER MATTERS

This Proxy Statement, being mailed and made available electronically (on our Company website at www.primoriscorp.com) to stockholders on or about March 25, 2022, is being sent to you by the Board of Directors (the “Board”) of Primoris Services Corporation in connection with our 2022 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will take place at 9:00 a.m. Central Time, on Wednesday, May 4, 2022, on the 8th floor of our offices at 2300 N. Field Street, Dallas, Texas 75201. To accommodate ongoing public health issues surrounding the COVID-19 virus, we will also provide alternative access for remote participation in the meeting. You are cordially invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.
Purpose of the Annual Meeting
At the Annual Meeting, our stockholders will vote to elect nine directors to hold office for a one-year term expiring at the Annual Meeting of Stockholders to be held in 2023, or until a successor is elected and qualified, will vote to ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022, and will vote to approve the adoption of the Company’s proposed 2022 Employee Stock Purchase Plan. In addition, management will respond to any questions from stockholders.
Materials provided
The Board is sending you this Proxy Statement and the enclosed proxy card in order to solicit your proxy to vote your shares at the Annual Meeting. As a stockholder, you are invited to attend the meeting and are entitled to vote on the items of business described in this Proxy Statement.
Annual Meeting attendance
All stockholders as of March 14, 2022 (the “Record Date”), or their duly appointed proxies, may attend the Annual Meeting. You will need to bring personal identification. Gaining admission to the Annual Meeting depends on how your stock ownership is recorded with our transfer agent, Continental Stock Transfer & Trust Company (the “Transfer Agent”). If your stock is held in the name of a bank, broker or other holder of record and you plan to attend the Annual Meeting, please obtain proof of ownership, such as a current brokerage account statement or certification from your broker. If your stock is registered directly in your name with our Transfer Agent, all you need is proof of identity; no proof of ownership is needed.
Voting at the Annual Meeting
Holders of our common stock (“Common Stock”) as of the close of business on the Record Date will be entitled to vote at the Annual Meeting. On the Record Date, there were 53,308,136 shares of Common Stock outstanding, each of which is entitled to one vote with respect to each matter to be voted on at the Annual Meeting. There is no stockholder statutory right of appraisal or dissent with respect to any matters to be voted on at the Annual Meeting.
Quorum requirement
The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the voting power of all outstanding shares of Common Stock entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business. Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by stockholders will be treated as present at the meeting for purposes of determining a quorum.
Stockholder of record & beneficial owner
All stockholders are invited to attend the Annual Meeting. All shares that have been properly voted and not revoked will be voted at the Annual Meeting. Most of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are distinctions between shares held of record and those owned beneficially.

2022 PROXY STATEMENT	PRIMORIS | 59

Stockholder of Record
If your shares are registered directly in your name with the Transfer Agent, you are considered the stockholder of record, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting. We have enclosed a proxy card for you to use.
Voting in person at the Annual Meeting—You may vote in person at the Annual Meeting. If you choose to do so, please bring the enclosed proxy card and proof of identification. Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.
Voting without attending the Annual Meeting—Please complete and properly sign and date the accompanying proxy card and return it to the Transfer Agent in the accompanying pre-addressed envelope.
Changing your vote after returning your proxy card—You can revoke your proxy before it is exercised at the meeting by:
•
delivering written notice of revocation of the proxy to our Secretary prior to the Annual Meeting;

•
executing and delivering a later dated proxy card to our Secretary; or

•
attending and voting by ballot in person at the Annual Meeting.

Beneficial Owner of Shares
If your shares are held in a stock brokerage account, by a bank or other nominee, you are considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker, bank or nominee who is considered, with respect to your shares, the stockholder of record. As the beneficial owner, you have the right to direct the stockholder of record how to vote your shares. Your broker, bank or nominee has enclosed a voting instruction card for your use.
Voting without attending the Annual Meeting—Please follow the instructions provided by your broker, bank or nominee. You may vote by mail by completing, signing and dating the voting instruction card provided by your broker, bank or nominee and mailing the card to such entities in the accompanying pre-addressed envelopes.
Changing your vote after returning your proxy card—You may submit new voting instructions by contacting your broker, bank or other nominee. You may also vote at the Annual Meeting in person by following the instructions in the next section below.
Voting in person at the Annual Meeting—You may vote in person at the Annual Meeting by obtaining a signed “legal proxy” from the record holder (e.g., your broker, bank or nominee) prior to the meeting. Please bring your signed “legal proxy” and proof of identification to the meeting.
Required votes to approve each item
Each outstanding share of Common Stock is entitled to one vote on each proposal at the Annual Meeting. All matters require the existence of a quorum at the Annual Meeting. All proposals require an affirmative vote of the majority of shares represented in person or by proxy, other than the election of Directors, which is determined by a plurality of shares represented in person or by proxy. The individual receiving the largest number of votes for each position will be elected.
In voting on Proposal 1, the election of Directors, you may vote “FOR” the nominee or your vote may be “WITHHELD” with respect to the nominee. In voting on any other proposal, you may vote “FOR”, “AGAINST”, or “ABSTAIN”. A properly executed proxy marked “ABSTAIN” with respect to any other proposal will not be voted, although it will be counted for purposes of determining whether there is a quorum. An abstention will have the effect of a negative vote on that matter. If you are a beneficial owner, shares represented by broker non-votes (when the broker indicates they do not have their customer’s direction on how to vote, nor has discretionary authority on how to vote) will be counted in determining whether there is a quorum, but will not be counted as votes cast on any proposal where the broker indicated they do not have discretionary voting authority. Brokers and other nominees who are New York Stock Exchange members are expected to have discretionary voting power only for Proposal 2, the ratification of Moss Adams LLP as our independent registered public accounting firm, but not for any other proposals. As a result, if you do not provide specific voting instructions to your record holder, New York Stock Exchange rules will allow the record holder to vote only on Proposal 2, and not on Proposals 1 or 3.
Inspector of elections
Our Executive Vice President, Chief Legal Officer and Secretary, John M. Perisich, will act as Inspector of Elections and oversee the voting results. The Inspector of Elections will also determine the presence of a quorum.

60 | PRIMORIS	2022 PROXY STATEMENT

Voting results of the Annual Meeting
We will announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on a Form 8-K filing with the Securities and Exchange Commission (“SEC”) within four business days of the Annual Meeting.
Board recommendations
The Board recommends a vote:
•
FOR Proposal No. 1, to elect each of the nine director nominees to hold office for a one-year term expiring at the Annual Meeting of Stockholders to be held in 2023 or until a successor is elected and qualified.

•
FOR Proposal No. 2, to ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

•
FOR Proposal No. 3, to approve the adoption of the Company’s 2022 Employee Stock Purchase Plan.

Unless you give other instructions on your proxy card, the individual(s) named as proxy holder on the proxy card will vote in accordance with the recommendations of the Board.
Expense of soliciting proxies
We will pay the costs for the solicitation of proxies, including the cost of preparing and mailing this Proxy Statement. Proxies are being solicited primarily by mail, but the solicitation by mail may be followed-up by solicitation in person, or by telephone or facsimile, by our regular employees without additional compensation for such proxy solicitation activity or by a proxy solicitation firm. We will reimburse brokers, banks and other custodians and nominees for their reasonable out-of-pocket expenses incurred in sending proxy materials to our stockholders.
Information about Primoris Services Corporation
We maintain a corporate website at www.primoriscorp.com. Visitors to the Investor Relations section of our website can view and print copies of our SEC filings, including this Proxy Statement and Forms 10-K, 10-Q and 8-K. Copies of the charters for our Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Strategy and Risk Committee, as well as our Code of Conduct, our Corporate Governance Guidelines, and our Sustainability information are also available through our website. Additional Company charters and policies are also available such as our Human Rights Policy, Corporate Environmental Policy, Diversity & Inclusion Committee Charter and ESG Committee Charter. Alternatively, stockholders may obtain, without charge, copies of all of these documents by writing to Investor Relations at the Company’s headquarters.
Documents not incorporated by reference
The Audit Committee Report and the Compensation Committee Report are not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by us under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Act of 1934, as amended (the “Exchange Act”) except to the extent that we specifically, and in writing, incorporate such information by reference. Web links throughout this document are provided for convenience only, and the information contained on our website or other web links is not incorporated by reference in, nor is it considered to be a part of, this Proxy Statement.
Other Information
We are not aware of any matters other than those discussed in the foregoing materials contemplated for action at the 2022 Annual Meeting. The person(s) named in your proxy will vote in accordance with the recommendation of the Board on any other matters incidental to the conduct of, or otherwise properly brought before, the Annual Meeting. Discretionary authority for them to do so is contained in the proxy.
SEC rules permit companies, brokers, banks or other intermediaries to deliver a single copy of this Proxy Statement and Annual Report to households at which two or more stockholders reside. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. Stockholders sharing an address who have been previously notified by their broker, bank or other intermediary and have consented to householding will receive only one copy of our Proxy Statement and Annual Report. If you would like to opt out of this practice for future mailings and receive separate Proxy Statements and Annual Reports for each stockholder sharing the same address, please contact your broker, bank or other intermediary.
Stockholders sharing an address that are receiving multiple copies of the Proxy Statement or Annual Report can request delivery of a single copy of the Proxy Statement or Annual Report by contacting their broker, bank or other

2022 PROXY STATEMENT	PRIMORIS | 61

intermediary or sending a written request to the Company at Primoris Services Corporation, 2300 N. Field Street, Suite 1900, Dallas, Texas 75201, Attention: Investor Relations, or by contacting us at (214) 740-5600. You may also obtain a separate Proxy Statement or Annual Report without charge by sending a written request to the above address. We will promptly send additional copies of the Proxy Statement or Annual Report upon receipt of such request.
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 is being mailed to all stockholders of record with this Proxy Statement. The Annual Report on Form 10-K does not constitute, and should not be considered, a part of this proxy solicitation material.
A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC is available without charge upon written request to:
Primoris Services Corporation
2300 N. Field Street, Suite 1900
Dallas, Texas 75201
Attention: Investor Relations
Any stockholder or stockholder’s representative, who, because of a disability, may need special assistance or accommodation to allow him or her to participate at the Annual Meeting, may request reasonable assistance or accommodation from us by contacting Primoris Services Corporation, 2300 N. Field Street, Suite 1900, Dallas, Texas 75201, or at (214) 740-5600. To provide us with sufficient time to arrange for reasonable assistance or accommodation, please submit all requests by April 27, 2022.
Whether you intend to be present at the Annual Meeting or not, we urge you to return your signed proxy promptly.
By Order of the Board of Directors,
John M. Perisich
Executive Vice President, Chief Legal Officer and Secretary

62 | PRIMORIS	2022 PROXY STATEMENT

Appendix A
2022 PRIMORIS SERVICES CORPORATION
EMPLOYEE STOCK PURCHASE PLAN
1.
Purpose

The purpose of this 2022 Primoris Services Corporation Employee Stock Purchase Plan (the “Plan”) is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock through one-time or accumulated Contributions. The Plan is not intended to qualify as an “employee stock purchase plan” as set forth in Section 423 of the Code.
2.
Definitions.

(a)
“Administrator” means the Compensation Committee of the Board (or any successor committee) or such other committee as designated by the Board to administer the Plan under Section 14.

(b)
“Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where options are, or will be, granted under the Plan.

(c)
“Board” means the Board of Directors of the Company.

(d)
“Code” means the Internal Revenue Code of 1986 and the rulings and regulations issued thereunder.

(e)
“Common Stock” means the common stock of the Company, $0.0001 par value per share.

(f)
“Company” means Primoris Services Corporation, a Delaware corporation, and any successor corporation.

(g)
“Compensation” means an Eligible Employee’s base salary or base hourly rate of pay before deduction for any salary deferral contributions made by the Eligible Employee to any tax-qualified or nonqualified deferred compensation plan, but excluding commissions, overtime, incentive compensation, bonuses and other forms of compensation. The Administrator, in its discretion, may, on a uniform and nondiscriminatory basis, establish a different definition of Compensation for an Offering Period.

(h)
“Contributions” means the payroll deductions and any other additional payments that the Administrator may permit to be made by a Participant to fund the exercise of options granted pursuant to the Plan.

(i)
“Designated Subsidiary” means any Subsidiary that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan.

(j)
“Eligible Employee” means any person, including an officer, who is customarily employed by the Company or a Designated Subsidiary (i) for more than 20 hours per week and (ii) for more than five months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave. “Eligible Employee” shall not include any person who is a citizen or resident of a foreign jurisdiction if granting them an option under the Plan would violate the law of such jurisdiction, or if compliance with the laws of the jurisdiction would cause the Plan to violate Applicable Law.

(k)
“Employer” means the Company and each Designated Subsidiary.

(l)
“Enrollment Date” means the first Trading Day of each Offering Period.

(m)
“Exchange Act” means the Securities Exchange Act of 1934, including the rules and regulations promulgated thereunder.

(n)
“Exercise Date” means the last Trading Day of each Purchase Period.

(o)
“Fair Market Value” means as of any date, the value of the Common Stock determined as follows: (i) if the Common Stock is listed on any established stock exchange, system or market, its Fair Market Value shall be the closing price for the Common Stock on the immediately preceding Trading Day as quoted on such exchange, system or market as reported in the Wall Street Journal or such other source as the Administrator deems reliable

63

(or, if no sale of Common Stock is reported for such date, on the next preceding date on which any sale shall have been reported); and (ii) in the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.
(p)
“New Exercise Date” means a new Exercise Date if the Administrator shortens any Offering Period then in progress.

(q)
“Offering” means an offer under the Plan of an option that may be exercised during an Offering Period as further described in Section 4. For purposes of the Plan, the Administrator may designate separate Offerings under the Plan (the terms of which need not be identical) in which Eligible Employees of one or more Employers may participate, even if the dates of the applicable Offering Periods of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. The terms of each Offering need not be identical.

(r)
“Offering Periods” means the periods established by the Administrator (not to exceed 27 months) during which an option granted pursuant to the Plan may be exercised. The duration and timing of Offering Periods may be changed pursuant to Sections 4, 18 and 19. The first Offering Period shall commence on the second full Trading Day following the filing of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2022 and end on the date that is 30 days later, and subsequent Offering Periods shall be the 30-day periods commencing after (i) the second full Trading Day following the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and for each subsequent fiscal year (with no such Offering Period extending beyond March 31 of any fiscal year) and (ii) the second full Trading Day following the filing of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30 of each subsequent year.

(s)
“Participant” means an Eligible Employee who elects to participate in the Plan.

(t)
“Purchase Period” means the period during an Offering Period which shares of Common Stock may be purchased on a Participant’s behalf in accordance with the terms of the Plan. Unless the Administrator determines otherwise, each Purchase Period will be a 30-day period that aligns with each Offering Period.

(u)
“Purchase Price” means an amount equal to 90% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided however, that the Purchase Price may be determined for subsequent Offering Periods by the Administrator subject to compliance with Applicable Law or pursuant to Section 18.

(v)
“Subsidiary” means any business association (including a corporation or a partnership, other than the Company) in an unbroken chain of such associations beginning with the Company if each of the associations other than the last association in the unbroken chain owns equity interests (including stock or partnership interests) possessing 50% or more of the total combined voting power of all classes of equity interests in one of the other associations in such chain.

(w)
“Trading Day” means a day on which the national stock exchange upon which the Common Stock is listed is open for trading or, if the Common Stock is not listed on a national stock exchange, a business day as determined by the Administrator in good faith.

(x)
“Treasury Regulations” means the Treasury regulations of the Code. Reference to a specific Treasury Regulation or Section of the Code shall include such Treasury Regulation or Section, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

3.
Eligibility.

(a)
Offering Periods. Any Eligible Employee on a given Enrollment Date will be eligible to participate in the Plan if he or she was employed by the Company for at least 30 calendar days immediately preceding the Enrollment Date, subject to the requirements of Section 5, or for such other period preceding the Enrollment Date as determined by the Administrator.

(b)
Non-U.S. Employees. Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether they also are citizens or residents of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from participation in the Plan or an Offering if the participation of such employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering to violate Applicable Laws. In addition, as provided in Section 14, the Administrator may establish one or more sub-plans of the Plan to provide benefits

64

to employees of Designated Subsidiaries located outside the United States in a manner that complies with local law. Any such sub-plan will be a component of the Plan and will not be a separate plan.
4.
Offering Periods

The Plan will be implemented by specified Offering Periods, with new Offering Periods commencing at such times as determined by the Administrator. The Administrator will have the power to change the duration of Offering Periods (including the commencement dates thereof) without stockholder approval.
5.
Participation

An Eligible Employee may participate in the Plan by (i) submitting to the Company’s Finance department (or its delegate), on or before a date determined by the Administrator prior to an applicable Enrollment Date, a properly completed subscription agreement authorizing or agreeing to remit Contributions in the form provided by the Administrator for such purpose, or (ii) following an electronic or other enrollment procedure determined by the Administrator.
6.
Contributions

(a)
At the time a Participant enrolls in the Plan pursuant to Section 5, such Participant will elect (i) to make Contributions during the Offering Period in an amount specified by such Participant for such Offering Period or (ii) to the extent permitted by the Administrator, have payroll deductions made on each pay day during the Offering Period in an amount equal to at least 1% but not exceeding 15% of the Compensation (or such other percentage of Compensation as determined by the Administrator in its sole discretion), which he or she receives on each pay day during the Offering Period that occurs prior to an Exercise Date. The minimum permissible Contribution by any Participant for an Offering Period shall be $500. The maximum permissible Contribution by any Participant for all Offering Periods during any calendar year shall be $25,000. The Administrator, in its sole discretion, may permit all Participants in a specified Offering to contribute amounts to the Plan through payment by cash, check or other means set forth in the subscription agreement prior to each Exercise Date of each Purchase Period. The Administrator, in its sole discretion, may provide in advance of an applicable Enrollment Date that a Participant’s subscription agreement will remain in effect for the following Offering Periods unless terminated as provided in Section 10.

(b)
Non-payroll Contributions must be made in a manner authorized by the Administrator no later than three calendar days prior to the Exercise Date of such Purchase Period, unless sooner terminated by the Participant as provided in Section 10; provided, however, that if the Participant does not deliver such non-payroll Contributions by the deadline set forth in this Section 6(b), the Participant will be deemed to have withdrawn from participation for such Offering Period under Section 10. To the extent ever permitted by the Administrator, payroll deductions for a Participant will commence on the first pay day following the Enrollment Date and will end on the last pay day prior to the Exercise Date of such Purchase Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 10.

(c)
All Contributions made for a Participant will be credited to his or her notional account under the Plan and payroll deductions, if applicable, will be made in whole percentages only.

(d)
A Participant may discontinue his or her participation in the Plan as provided in Section 10. Participants shall not be permitted to increase or to otherwise decrease their elected Contributions during an Offering Period unless otherwise determined by the Administrator in its sole discretion.

(e)
Notwithstanding the foregoing, a Participant’s Contributions may be reduced or decreased to 0% at any time during a Purchase Period in order to comply with the maximum Contribution limitations set forth in the Plan. The Administrator, in its sole discretion, may provide that such Contributions will recommence at the rate or in the amount originally elected by the Participant effective as of the beginning of the first Purchase Period scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 10.

(f)
Unless determined otherwise by the Administrator, at the time an option under the Plan is exercised, the Company’s or Employer’s federal, state, local or any other tax liability payable to any authority including taxes imposed by jurisdictions outside of the United States, national insurance, social security or other tax withholding obligations, if any, which arise upon the exercise of the option shall be satisfied by having the Company withhold from the Participant a number of shares of Common Stock otherwise deliverable upon such exercise having a Fair Market Value equal to such tax withholding obligation.

7.
Grant of Option

On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period will be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price)

65

up to a number of shares of Common Stock determined by dividing (i) such Eligible Employee’s Contributions made or accumulated prior to such Exercise Date and retained in the Eligible Employee’s notional account as of the Exercise Date by (ii) the applicable Purchase Price; provided, however, that in no event will an Eligible Employee be permitted to purchase during each Purchase Period more than 1,000 shares of Common Stock (subject to any adjustment pursuant to Section 18); provided, further, that such purchase will be subject to the limitations set forth in Sections 3(c) and 13. The Eligible Employee will be deemed to have accepted the grant of such option by electing to participate in the Plan in accordance with the requirements of Section 5. The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock that an Eligible Employee may purchase during each Purchase Period of an Offering Period. Exercise of the option will occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 10. The option will expire on the last day of the Offering Period.
8.
Exercise of Option

(a)
Unless a Participant withdraws from the Plan as provided in Section 10, such Participant’s option for the purchase of shares of Common Stock will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to the option will be purchased for such Participant at the applicable Purchase Price with the accumulated Contributions from his or her notional account. No fractional shares of Common Stock will be purchased; unless determined by the Administrator, any Contributions accumulated in a Participant’s notional account that are not sufficient to purchase a full share will be retained in the Participant’s notional account for the subsequent Purchase Period or Offering Period, subject to earlier withdrawal by the Participant as provided in Section 10. Any other funds left over in a Participant’s notional account after the Exercise Date will be returned to the Participant (without interest thereon, except as otherwise required under local laws, as further set forth in Section 12). During a Participant’s lifetime, a Participant’s option to purchase shares hereunder is exercisable only by him or her.

(b)
If the Administrator determines that, on a given Exercise Date, the number of shares of Common Stock with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares of Common Stock available for sale under the Plan on such Exercise Date, the Administrator may in its sole discretion (x) provide that the Company will make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all Participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect, or (y) provide that the Company will make a pro rata allocation of the shares available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all Participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 19. The Company may make a pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date.

9.
Delivery

As soon as reasonably practicable after each Exercise Date on which a purchase of shares of Common Stock occurs, the Company will arrange the delivery to each Participant of the shares purchased upon exercise of his or her option in a form determined by the Administrator (in its sole discretion) and pursuant to rules established by the Administrator. The Company may utilize electronic or automated methods of share transfer. Unless otherwise determined by the Administrator, shares of Common Stock must be retained until one year following the Exercise Date on which such shares were purchased. No Participant will have any voting, dividend, or other stockholder rights with respect to shares of Common Stock subject to any option granted under the Plan until such shares have been purchased and delivered to the Participant as provided in this Section 9.
10.
Withdrawal

A Participant may withdraw all, but not less than all, the Contributions credited to his or her notional account and not yet used to exercise his or her option under the Plan at any time by (a) submitting to the Company’s Finance department (or its delegate) a written notice of withdrawal in the form determined by the Administrator for such purpose, or (b) following an electronic or other withdrawal procedure determined by the Administrator. All of the Participant’s Contributions credited to his or her notional account will be paid to such Participant as soon as reasonably practicable after receipt of notice of withdrawal and such Participant’s option for the Offering Period will be automatically terminated, and no further Contributions for the purchase of shares will be made for such Offering Period. If a Participant withdraws from an Offering Period, Contributions will not resume at the beginning of the succeeding Offering Period, unless the Participant re-enrolls in the Plan in accordance with the provisions of Section 5.

66

11.
Termination of Employment

Upon a Participant’s ceasing to be an Eligible Employee, for any reason, he or she will be deemed to have elected to withdraw from the Plan, and the Contributions credited to such Participant’s notional account during the Offering Period but not yet used to purchase shares of Common Stock under the Plan will be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15 (without interest thereon, except as otherwise required under local laws, as further set forth in Section 12), and such Participant’s option will be automatically terminated.
12.
Interest

No interest will accrue on the Contributions of a Participant in the Plan, except as may be required by Applicable Law, as determined by the Company, and if so required by the laws of a particular jurisdiction, shall apply to all Participants in the relevant Offering.
13.
Stock

(a)
Subject to adjustment upon changes in capitalization of the Company as provided in Section 18 hereof, the maximum number of shares of Common Stock that will be made available for sale under the Plan shall be equal to One Million (1,000,000) shares of Common Stock.

(b)
Until the shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a Participant will only have the rights of an unsecured creditor with respect to such shares, and no right to vote or receive dividends or any other rights as a stockholder will exist with respect to such shares.

(c)
Shares of Common Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and his or her spouse.

14.
Administration

The Plan shall be administered by the Administrator. The Board shall fill vacancies on, and from time to time may remove or add members to, the Administrator. Any power of the Administrator may also be exercised by the Board. The Administrator will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to designate separate Offerings under the Plan, to determine eligibility, to adjudicate all disputed claims filed under the Plan and to establish such procedures that it deems necessary for the administration of the Plan (including to adopt such procedures and sub-plans as are necessary or appropriate to permit the participation in the Plan by employees who are foreign nationals or employed outside the United States, the terms of which sub-plans may take precedence over other provisions of this Plan, with the exception of Section 13(a), but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan). Unless otherwise determined by the Administrator, the employees eligible to participate in each sub-plan will participate in a separate Offering. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding eligibility to participate, the definition of Compensation, handling of Contributions, making of Contributions to the Plan (including in forms other than payroll deductions), establishment of bank or trust accounts to hold Contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates that vary with applicable local requirements. The Administrator also is authorized to determine that the terms of an option granted under the Plan or an Offering to citizens or residents of a non-U.S. jurisdiction will be less favorable than the terms of options granted under the Plan or the same Offering to employees resident solely in the United States. The Administrator hereby delegates to and designates the Chief Financial Officer of the Company (or such other officer with similar authority), and to his or her delegates or designates, the authority to assist the Administrator in the day-to-day administration of the Plan. The Administrator may also delegate some or all of its responsibilities to one or more other persons (which may include Company personnel) and, to the extent there has been any such delegation, any reference in the Plan to the Administrator shall include the delegate of the Administrator. Every finding, decision and determination made by the Administrator will, to the full extent permitted by Applicable Laws, be final and binding upon all parties.
15.
Designation of Beneficiary

(a)
If permitted by the Administrator, a Participant may file a designation of a beneficiary who is to receive any shares of Common Stock and cash, if any, from the Participant’s notional account under the Plan in the event of such Participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such Participant of such shares and cash. In addition, if permitted by the Administrator, a Participant may file a designation of a beneficiary who is to receive any cash from the Participant’s notional account under the Plan in the event of such Participant’s death prior to exercise of the option. If a Participant is married and the designated beneficiary is not the spouse, spousal consent will be required for such designation to be effective.

67

(b)
Such designation of beneficiary may be changed by the Participant at any time by notice in a form determined by the Administrator. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company will deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

(c)
All beneficiary designations will be in such form and manner as the Administrator may designate from time to time. Notwithstanding Sections 15(a) and 15(b), the Company and/or the Administrator may decide not to permit such designations by Participants in non-U.S. jurisdictions.

16.
Transferability

Neither Contributions credited to a Participant’s notional account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.
17.
Use of Funds

The Company may use all Contributions received or held by it under the Plan for any corporate purpose, and the Company will not be obligated to segregate such Contributions except under Offerings in which applicable local law requires that Contributions to the Plan by Participants be segregated from the Company’s general corporate funds and/or deposited with an independent third party for Participants in non-U.S. jurisdictions. Until shares of Common Stock are issued, Participants will only have the rights of an unsecured creditor with respect to such shares.
18.
Adjustments, Dissolution, Liquidation, Merger or Other Corporate Transaction

(a)
Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the Common Stock occurs, the Administrator, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the number and class of Common Stock that may be delivered under the Plan, the Purchase Price per share and the number of shares of Common Stock covered by each option under the Plan that has not yet been exercised, and the numerical limits of Sections 7 and 13.

(b)
Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a New Exercise Date, and will terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date will be before the date of the Company’s proposed dissolution or liquidation. The Administrator will notify each Participant in writing or electronically, prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10.

(c)
Merger or Other Corporate Transaction. In the event of a merger, sale or other similar corporate transaction involving the Company, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period with respect to which such option relates will be shortened by setting a New Exercise Date on which such Offering Period shall end. The New Exercise Date will occur before the date of the Company’s proposed merger, sale or other similar corporate transaction. The Administrator will notify each Participant in writing or electronically prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10.

68

19.
Amendment or Termination

(a)
The Administrator, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Administrator, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Common Stock on the next Exercise Date (which may be sooner than originally scheduled, if determined by the Administrator in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 18). If the Offering Periods are terminated prior to expiration, all amounts then credited to Participants’ notional accounts that have not been used to purchase shares of Common Stock will be returned to the Participants (without interest thereon, except as otherwise required under local laws, as further set forth in Section 12) as soon as administratively practicable.

(b)
Without stockholder consent and without limiting Section 19(a), the Administrator will be entitled to change the Offering Periods or Purchase Periods, designate separate Offerings, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with Contribution amounts, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable that are consistent with the Plan.

(c)
In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequence including:

(i)
amending the Plan to conform with the safe harbor definition under the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto), including with respect to an Offering Period underway at the time;

(ii)
altering the Purchase Price for any Offering Period or Purchase Period including an Offering Period or Purchase Period underway at the time of the change in Purchase Price;

(iii)
shortening any Offering Period or Purchase Period by setting a New Exercise Date, including an Offering Period or Purchase Period underway at the time of the Administrator action;

(iv)
reducing the maximum percentage of Compensation or other Contributions that a Participant may elect to set aside as Contributions; and

(v)
reducing the maximum number of shares of Common Stock a Participant may purchase during any Offering Period or Purchase Period.

Such modifications or amendments will not require stockholder approval or the consent of any Participants.
20.
Notices

All notices or other communications by a Participant to the Company under or in connection with the Plan will be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
21.
Conditions Upon Issuance of Shares

(a)
Shares of Common Stock will not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto will comply with all applicable provisions of law, domestic or foreign, including the Securities Act of 1933, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b)
As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of Applicable Law.

69

22.
Term of Plan

The Plan will become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It will continue in effect until terminated pursuant to Section 19.
23.
Stockholder Approval

The Plan will be subject to approval by the stockholders of the Company. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.
24.
Governing Law

This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law.
25.
Severability

If any provision of the Plan is or becomes or is deemed to be invalid, illegal, or unenforceable for any reason in any jurisdiction or as to any Participant, such invalidity, illegality or unenforceability shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as to such jurisdiction or Participant as if the invalid, illegal or unenforceable provision had not been included.
26.
Interpretation

Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference and shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof. Words in the masculine gender shall include the feminine gender, and where appropriate, the plural shall include the singular and the singular shall include the plural. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. References herein or in any agreements or other documents hereunder to any law, regulation, contract, agreement, instrument or other document means such law, regulation, contract, agreement, instrument or other document as amended, supplemented and modified from time to time, and references to particular provisions of laws or regulations include a reference to the corresponding provisions of any succeeding law or regulation.

70

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Vote by Internet—QUICK *** EASY IMMEDIATE—24 Hours a Day, 7 Days a Week or by Mail Your Internet vote authorizes the named proxies PRIMORIS SERVICES CORPORATION to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on May 3, 2022. . INTERNET — www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote at the Meeting — To attend the virtual online annual meeting, visit: https://www.viewproxy.com/Primoris/2022/vm MAIL — Mark, sign and date your proxy card and return it in the postage-paid envelope provided. PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY. PROXY FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED X Please mark your votes like this THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL PROPOSALS. 1. Election of Directors—The Board recommends a vote “FOR” each listed nominee as a Director for a one-year term expiring in 2023: 2. Ratification of Selection of Moss Adams LLP as the Company’s Independent Registered Public Accounting Firm for the year ending December 31, 2022—The Board recommends FOR AGAINST ABSTAIN Nominees: (1) Michael E. Ching (2) Stephen C. Cook (3) David L. King (4) Carla S. Mashinski (5) Terry D. McCallister (6) Thomas E. McCormick (7) Jose R. Rodriguez (8) John P. Schauerman FOR WITHHOLD a vote “FOR” the ratification of Moss Adams LLP as the Company’s Independent Registered Public Accounting Firm . 3. Approval of the adoption of the Company’s 2022 Employee Stock Purchase Plan—The Board recommends a vote “FOR” the adoption of the Company’s 2022 Employee Stock Purchase Plan. Please Mark Here for Address Change or Comments—SEE REVERSE SIDE FOR AGAINST ABSTAIN (9) Patricia K. Wagner CONTROL NUMBER Signature Signature, if held jointly Date 2022. Note: Please date this Proxy and sign it exactly as your name or names appear above. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held by a corporation, please sign in full corporate name by the president or other authorized officer. If shares are held by a partnership, please sign in full partnership name by an authorized person.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held May 4, 2022 The Proxy Statement, Annual Report on Form 10-K and our 2021 Annual Report to Stockholders are available at https://www.cstproxy.com/Primoris/2022 PROXY FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS PRIMORIS SERVICES CORPORATION PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, MAY 4, 2021 The undersigned hereby appoints David L. King as Proxy holder, with the power to appoint his substitute, and hereby authorizes him to represent and vote, as designated on the reverse side, all eligible shares of Common Stock of Primoris Services Corporation, held of record by the undersigned as of March 14, 2022, which the undersigned may be entitled to vote at the 2022 Annual Meeting of Stockholders to be held at 9:00 a.m., Central Time, on Wednesday, May 4, 2022, on the 8th floor of our offices at 2300 N. Field Street, Dallas, Texas 75201, and virtually at https://www.viewproxy.com/Primoris/2022/vm , and any continuation(s), postponement(s) or adjournment thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED ACCORDING TO YOUR INSTRUCTIONS. IF NO INSTRUCTIONS ARE GIVEN BUT THE PROXY IS SIGNED, THIS PROXY WILL BE VOTED FOR ALL THE NOMINEES LISTED IN PROPOSAL 1, FOR ON PROPOSAL 2 AND FOR ON PROPOSAL 3. IN HIS DISCRETION, THE PROXY HOLDER IS AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. IMPORTANT—PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY Address Change/Comments (mark the corresponding box on the reverse side) (Continued and to be marked, dated and signed, on the other side)